                                                                     EXHIBIT 3.1
                          CERTIFICATE OF AMENDMENT

                                     OF

                        CERTIFICATE OF INCORPORATION

                                     OF

                             THE KSI GROUP, INC.

          THE KSI GROUP, INC. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1.   The name of the Corporation is The KSI Group, Inc.

          2. The original name of the Corporation was Kinetic Systems Group, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on February 23, 1996.

          3. Article One of the Certificate of Incorporation is amended to read in its entirety as follows:

               "The name of the corporation is The Kinetics Group, Inc."

          4. This Certificate of Amendment was found advisable and duly adopted by the Board of Directors of the Corporation, pursuant to Section 242 of the General Corporation Law of the State of Delaware.

          5. This Certificate of Amendment was duly adopted by written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware, and notice of the taking of such corporate action has been given as provided in Section 228(d) of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by William A. Bianco, Jr., its Chairman of the Board and Chief Executive Officer and attested by Marie R. Bianco, its Secretary, this 10th day of December, 1996.

                                         THE KINETICS GROUP, INC.



                                         By: /s/ William A. Bianco
                                             --------------------------------
                                             William A. Bianco, Jr.
                                             Chairman of the Board and
                                             Chief Executive Officer
ATTEST:

By: /s/ Marie R. Bianco
   --------------------------------
          Marie R. Bianco
          Secretary

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                           BEFORE PAYMENT OF CAPITAL


     Kinetic Systems Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST:  That said corporation has not received any payment for its stock.

     SECOND: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment and restatement of the Certificate of Incorporation of said corporation:

     RESOLVED, the Board of Directors hereby approves the First Amended and Restated Certificate of Incorporation attached as EXHIBIT A.
                                                       ---------

     THIRD: That the aforesaid amendment was duly adopted in accordance with the provisions of Sections 241 and 245 of the General Corporation Law of the Sate of Delaware.

     IN WITNESS WHEREOF, said Kinetic Systems Group, Inc. has caused this certificate to be signed by Marie R. Bianco, its Secretary, this 27th day of March, 1996.


                                         Kinetic Systems Group, Inc.


                                         By: /s/ Marie R. Bianco
                                             ------------------------
                                             Marie R. Bianco, Secretary

                                   EXHIBIT A
                                   ---------

                          FIRST AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION


     ONE:    The name of this Corporation is The KSI Group, Inc.
     ---

     TWO:    The address of the Corporation's registered office in the State of
     ---
Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THREE:  The purpose of this Corporation is to engage in any lawful act or
     -----
activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOUR:   This Corporation is authorized to issue two classes of stock,
     ----
common stock, par value $.01 per share ("COMMON STOCK"), and preferred stock, par value $.01 per share ("PREFERRED STOCK"), and the total number of authorized shares shall be Thirty-Six Million (36,000,000) shares.

     A.   Common Stock.  The Corporation's Common Stock shall consist of Thirty
          ------------
Million (30,000,000) shares, par value $.01 per share. Twenty Million (20,000,000) shares of Common Stock are hereby designated as "SERIES A COMMON STOCK" and Ten Million (10,000,000) shares of Common Stock are hereby designated as "SERIES B COMMON STOCK". The relative rights, preferences, privileges and restrictions on the Series A Common Stock and the Series B Common Stock shall be as set forth below. Except as expressly set forth below, there shall be no difference between shares of Series A Common Stock and Series B Common Stock.

          1.   DIVIDENDS AND DISTRIBUTIONS.  The holders of shares of Common
               ---------------------------
Stock shall be entitled to the payment of dividends when and as declared by the Board of Directors out of funds legally available therefor, after payment of preferential dividends on the Preferred Stock. When and as dividends or other distributions are declared by the Board of Directors on shares of either series of Common Stock, such dividends or other distributions shall be paid in equal amounts per share on all shares of the Series A Common Stock and the Series B Common Stock. Dividends may be in the form of cash, property or Common Stock; provided, however, that dividends in the form of Common Stock shall be payable
--------  -------
on the Series A Common Stock only in shares of Series A Common Stock and dividends in the form of Common Stock on the Series B Common Stock shall be payable only in shares of Series B Common Stock.

          2.   LIQUIDATION, DISSOLUTION OR WINDING UP.  Subject to the rights of
               --------------------------------------
holders of the Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series A Common Stock and Series B Common Stock (without distinction) shall be entitled, on a pari passu basis, to all remaining assets of the Corporation available for distribution to its stockholders.

          3.   CONVERSION.
               ----------

               (a) MANDATORY CONVERSION.  Immediately after
                   --------------------

                   (i) completion of a transaction in which the Corporation sells, or otherwise disposes of all or substantially all of its assets; or

                  (ii) the merger of the Corporation with or into any other corporation (other than a wholly owned subsidiary of the Corporation) if as a result of such merger the holders of the Common Stock Equivalents of the Corporation outstanding immediately prior to such transaction, or series of transactions, own less than 50% of the securities of the surviving corporation which have full voting rights;

                 (iii) upon the closing of the issuance and sale of shares of Series A Common Stock by the Corporation in a Qualified Public Offering, or

                  (iv) the ninetieth (90th) day following the date that the Bianco Entities and the Shimmon Entities in the aggregate fail to own of record a majority of the outstanding shares of Series A Common Stock.

each share of outstanding Series B Common Stock will be automatically converted into one share of Series A Common Stock without any notice or authorization by the holder thereof and without the payment of any additional consideration by the holder thereof. Once the shares of Series B Common Stock have been converted to shares of Series A Common Stock as contemplated above, the shares shall not be reconverted to Series B Common Stock, notwithstanding that at some subsequent date the Bianco Entities and Shimmon subsequently reacquire a majority interest of the Corporation's Common Stock Equivalents.

          (b) ADJUSTMENT.  If the Corporation shall in any manner subdivide or
              ----------
combine the outstanding shares of either the Series A Common Stock or the Series B Common Stock, the outstanding shares of the other class will be proportionately subdivided or combined.

          (c) OPTIONAL CONVERSION.  Shares of Series B Common Stock shall be
              -------------------
convertible into shares of Series A Common Stock at the option of the holder at any time after a Public Offering has occurred.

          (d) SERIES A COMMON STOCK RESERVED.  The Corporation shall at all
              ------------------------------
times reserve and keep available out of its authorized but unissued Series A Common Stock such number of shares of Series A Common Stock as shall from time to time be sufficient to effect conversion of all shares of Series B Common Stock into shares of Series A Common Stock (the "RESERVED SERIES A COMMON SHARES").

     B.   PREFERRED STOCK.  The Preferred Stock shall consist of Six Million
          ---------------
(6,000,000) shares. Three Million (3,000,000) shares of Preferred Stock are hereby designated as "SERIES A PREFERRED STOCK" and One Million (1,000,000) shares of Preferred Stock are hereby designated as "SERIES B PREFERRED STOCK". The rights, preferences, privileges and restrictions and other matters related to the Series A Preferred Stock and the Series B Preferred Stock (which are collectively referred to herein as the "PREFERRED SHARES" and individually as a "PREFERRED SHARE") shall be as set forth below. Except as expressly set forth below, there shall be no difference between Series A Preferred Stock and Series B Preferred Stock. The Board of Directors shall, subject to the provisions of Section E.2 hereof have the right to designate one or more additional series of Preferred Stock and to fix and determine the rights, privileges, preferences, restrictions and limitations thereof upon filing a certificate of determination with respect thereto in accordance with applicable law.

          1.   DIVIDENDS.
               ---------

               (a) DIVIDEND OBLIGATION. The holder of each share of Preferred
                   -------------------
Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of assets of the Corporation available for the payment of dividends under the laws of the State of California, but prior in right of payment to any dividends payable on any Junior Security, dividends at the times and in the amounts provided for in this Section B.1(a), payable as follows:

                   (i) Beginning on the date of issue and continuing each Fiscal Quarter through and including June 30, 1997, the Corporation shall accrue a dividend on the Preferred Stock cumulatively on a daily basis (but compounded on a quarterly basis), and shall pay the dividend on each Dividend Reference Date on each of the Series A Preferred Stock and the Series B Preferred Stock in fully paid and non-assessable whole shares of Series B Preferred Stock at a rate equal to one (1) share of Series B Preferred Stock for each $4.00 of accrued dividend on the Preferred Stock (a "PIK DIVIDEND"). The Corporation shall issue to such holders of Preferred Stock a certificate or certificates representing the number of shares of Series B Preferred Stock to which such holders shall be entitled on each such Dividend Reference Date and cause the same to be mailed to each such holder within five (5) business days after such Dividend Reference Date. Any person or persons entitled to receive such Series B Preferred Stock shall be treated for all purposes as the record holder or holders of such Series B Preferred Stock on such Dividend Reference Date. Upon delivery of the certificate for such Series B Preferred Stock, the amount of dividends so paid shall be deemed to have been paid in full by the Corporation. If a PIK Dividend will result in the issuance to any holder of a fractional share of Series B Preferred Stock, in lieu of issuing such fractional share the Corporation shall round up or down, as appropriate, to the nearest whole share of Series B Preferred Stock.

                (ii) Beginning July 1, 1997, the Corporation shall pay on each Dividend Reference Date the dividend on the Preferred Stock in cash from Available Funds (a "CASH DIVIDEND"). The Cash Dividends shall be paid on the payment date by wire transfer to each holder of Preferred Stock of record on the Record Date for such dividend, at such holder's address for receipt of such wire transfer if and to the extent known to the Secretary of the

Corporation, and if not so known, by deposit in the United States mail of the Corporation's check for the amount thereof, addressed to the holder of record as such address as appears on the Corporation's stockholder records, at least five
(5) days prior to the applicable Dividend Reference Date or otherwise transferring funds to such holder in accordance with that holder's reasonable written instructions, in either case so as to be received by such holder on the due date of such dividend.

          (b) ACCRUAL OF DIVIDENDS.  Dividends on each share of Preferred Stock
              --------------------
shall accrue cumulatively on a daily basis at the rate and in the manner prescribed herein from and including the date of issuance of such Preferred Stock to and including the date on which the Redemption Price or Liquidation Value of such Preferred Stock shall have been paid, whether or not such dividends shall have been declared and whether or not there shall be (at the time such dividends accrue or become payable or at any other time) profits, surplus or other funds of the Corporation legally available for the payment of such dividends. For purposes hereof, the date on which the Corporation shall initially issue any Preferred Stock shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Preferred Stock shall be made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Preferred Stock (whether by reason of transfer of such Preferred Stock or for any other reason).

          (c) DIVIDEND RATE.  Dividends shall accrue cumulatively on a daily
              -------------
basis at a rate of eight percent (8%) per annum of the Liquidation Value thereof until June 30, 2002. From and after July 1, 2002, dividends shall accrue cumulatively on a daily basis at the rate of eight and eight-tenths percent (8.8%) per annum of the Liquidation Value thereof, such rate increasing on July 1, 2003, to nine and sixty-eight one hundredths percent (9.68%) per annum, and similarly shall be ten percent (10%) higher on each July 1 thereafter. If the Corporation shall fail to make a dividend payment, dividends shall accrue cumulatively on such basis at the Default Rate continuously thereafter until all dividends then accrued and unpaid and each default payment on the Preferred Stock shall have been paid. Dividends payable pursuant hereto shall begin to accrue on each share of Preferred Stock on its date of issuance and shall be payable on the Dividend Reference Date.

          (d) DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS.  If at any time the
              -----------------------------------------
Corporation shall pay less than the total amount of dividends then accrued on the Preferred Stock, such payment shall be distributed among the holders of the Preferred Stock in proportion to the respective amounts of unpaid accruals on their Preferred Stock.

          (e) CERTAIN PAYMENTS RESTRICTED.  Except as authorized by the Purchase
              ---------------------------
Agreement or the Shareholders Agreement, so long as shares of Preferred Stock representing at least 60% of the shares of the number of shares of Preferred Stock issued on the Closing Date shall remain outstanding (or, after June 30, 2002, so long as shares of Preferred Stock representing at least 25% of the number of shares of Preferred Stock issued on the Closing Date remain outstanding): (i) no Junior Security of the Corporation shall be acquired or redeemed by the Corporation; and (ii) no dividend shall be declared or paid, nor shall any distribution be made, upon any Junior Security unless all accrued dividends and required distributions upon or redemptions of the Preferred Stock have been paid or satisfied, provided, that the Corporation shall not be prohibited from (x) declaring or paying any dividend or distribution on any Junior Security if the same is solely paid in Junior Securities, or (y) repurchasing any Junior Security from any employee of or consultant or adviser to the Corporation if such repurchase, including all material terms, was pursuant to agreements entered into by the Corporation in a manner not prohibited by the Purchase Agreement.

          (f) DIVIDENDS PAYABLE FROM CERTAIN FUNDS. Notwithstanding the
              ------------------------------------
provisions of Sections B.1(a), B.1(b), B.1(c) and B.1(d), the Corporation shall not declare or pay or set apart any amount for payment of cash dividends or make any other cash distribution on the Preferred Stock in excess of Available Funds;

provided, however, that the failure to pay dividends caused by lack of
--------  -------
sufficient Available Funds shall nevertheless be deemed non-performance by the Corporation for purposes of Section D.1(a)(i) hereof.

          (g) TIMELY PAYMENT OF DIVIDENDS.  Anything in this Section B.1. to the
              ---------------------------
contrary notwithstanding, dividends payable in cash shall be timely paid if a check of the Corporation in the proper amount is mailed to a holder of Preferred Stock no later than one (1) business day before the Dividend Reference Date and dividends payable in shares of Preferred Stock shall be timely paid if a certificate representing such shares is issued as of the Dividend Reference Date and is mailed to the holder of Preferred Stock within twenty (20) business days of the Dividend Reference Date.

          (h) EFFECT OF CERTAIN ACTION.  Notwithstanding the provisions of
              ------------------------
subdivision (c) and (e) of this Section B.1, or of Section D.2 of this Article FOUR, no increase in the dividend rate or Liquidation Value, restriction on certain payments or remedies resulting from an Event of Non-Compliance shall be applicable or effective, if (x) the Corporation has Available Funds to redeem the Preferred Stock in full and (y) either (i) such redemption is not approved
                            ---
by the holders of the Preferred Stock (if such approval is required under any provision hereof), (ii) such redemption is prevented by action taken by the Designated Director, or (iii) such redemption is prevented by action taken by BT
                     --
Capital.

          2.   LIQUIDATION.
               -----------

               (a) PREFERENCE.  Upon any liquidation (complete or partial),
                   ----------
dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock shall be entitled, before any distribution or payment is made upon any Junior Security of the Corporation, to be paid out of the assets of the Corporation available for distribution to its stockholders (whether from capital, surplus or earnings) an amount in cash equal to the aggregate Liquidation Value of all Preferred Stock outstanding, and upon payment thereof the holders of the Preferred Stock shall not be entitled to any further payment.

               (b) PARTIAL PAYMENT. If upon such liquidation, dissolution or
                   ---------------
winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation to be distributed among the holders of the Preferred Stock shall be insufficient to permit payment to the holders of the Preferred Stock of the amount which they are entitled to be paid as aforesaid, then the entire remaining assets of the Corporation shall be distributed to the holders of the Preferred Stock ratably based upon the aggregate Liquidation Value of the Preferred Stock held by them.

               (c) REMAINING ASSETS.  Upon any such liquidation, dissolution or
                   ----------------
winding up of the Corporation, after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining assets of the Corporation shall be distributed ratably to the holders of any Junior Security of the Corporation.

               (d) NOTICE; REORGANIZATION.  Written notice of any liquidation,
                   ----------------------
dissolution or winding up, or Reorganization stating an anticipated payment date, the amount of the payment, or nature of any consideration to be received or paid to holders of Preferred Stock, and, to the extent then reasonably calculable, to holders of Common Stock, shall be given not less than thirty (30) days prior to the anticipated record date stated therein, to each record holder of Preferred Stock at the address for such record holder shown on the Corporation's records. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

          3.   REDEMPTIONS.
               -----------

               (a) REDEMPTION PRICE. For each share of Preferred Stock which is
                   ----------------
to be redeemed by the Corporation pursuant to this Section B.3, the Corporation shall become obligated to the holder of such Preferred Stock on the Redemption Date, regardless of whether the Corporation shall be able or legally permitted to make such payment on the Redemption Date, to pay to such holder the Redemption Price for such share of Preferred Stock; provided, however, that
                                                    --------  -------
nothing herein shall be construed to require any actual payment before such payment can be made without contravening applicable law.

               (b) REDEEMED OR OTHERWISE ACQUIRED PREFERRED STOCK NOT TO BE
                   --------------------------------------------------------
REISSUED. Any shares of Preferred Stock redeemed pursuant to this Section B.3 or
--------
otherwise acquired by the Corporation in any manner whatsoever shall not under any circumstances be reissued, sold or transferred by the Corporation.

               (c) DETERMINATION OF NUMBER OF EACH HOLDER'S PREFERRED STOCK TO
                   -----------------------------------------------------------
BE REDEEMED. The number of shares of Preferred Stock to be redeemed from each
-----------
holder thereof in each redemption under this Section B.3 shall be determined by multiplying the total number of shares of Preferred Stock to be redeemed times a fraction, the numerator of which shall be the total number of shares of Preferred Stock then held by such holder and the denominator of which shall be the total number of shares of Preferred Stock then outstanding, rounded if the result is fractional to the largest whole number of shares of Preferred Stock included in the result.

               (d) OPTIONAL REDEMPTION. From and after July 1, 2002, the
                   -------------------
Corporation may from time to time redeem all or any portion of the Preferred Stock then outstanding at the Redemption Price of the Preferred Stock to be redeemed. If such optional redemption is in respect of less than all of Preferred Stock then outstanding, then such redemption shall be made on a pro rata basis among all holders of Preferred Stock.

               (e)  MANDATORY REDEMPTIONS.
                    ---------------------

                    (i) Unless waived by the Majority Preferred Stockholders, all shares of Preferred Stock shall be redeemed upon the occurrence of a Redemption Event. The Redemption Date for shares to be redeemed under this clause (i) shall be the tenth (10th) Business Day following the occurrence of the Redemption Event.

                   (ii) Written notice of (x) any transaction or event which will constitute a Redemption Event upon the passage of time, which is authorized by the Corporation, and the substance and intended date of consummation thereof, shall be given not more than sixty (60) nor less than thirty (30) days prior to the anticipated date of consummation thereof (and unless waived by the Majority Preferred Stockholders, the Corporation shall not consummate any such action which would constitute a Redemption Event, earlier than thirty (30) days following the giving of such notice), and (y) each event which constitutes a Redemption Event without action by the Corporation, shall be given by the Corporation within ten (10) days after the Corporation obtains notice of the facts giving rise to such Redemption Event, to each record holder of Preferred Stock at the address for such record holder shown on the Corporation's records.

               (f) NOTICE OF REDEMPTION. Notice of any redemption of Preferred
                   --------------------
Stock under Section B.3(d) or B.3(e), specifying the Redemption Date and place of redemption, the Redemption Price and the paragraph pursuant to which such redemption is being made, shall be given to each holder of record of Preferred Stock to be redeemed, at the address for such holder shown on the Corporation's records, not more than sixty (60) nor less than thirty (30) days prior to the Redemption Date. The notice shall also specify the number of shares of Preferred Stock which are to be redeemed from each holder of Preferred Stock. In case fewer than all the shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall be issued to the holder thereof without cost to such holder.

               (g) DEPOSIT OF REDEMPTION PRICE. If on or before the Redemption
                   ---------------------------
Date specified in any notice of redemption of any Preferred Stock the Corporation shall deposit the amount of the Redemption Price thereof with a bank or trust company having an office in the City of Los Angeles, California or the City of New York, New York, designated in such notice of redemption, irrevocably in trust for the benefit of the holder of such Preferred Stock, (i) such shares of Preferred Stock shall be deemed to have been redeemed on the Redemption Date so specified, whether or not the certificate for such Preferred Stock shall be surrendered for redemption and canceled, and (ii) the right of any holder of Preferred Stock to be redeemed to convert such shares as provided in Section B.4 shall expire 5:00 P.M. Pacific Time on the business day immediately prior to such Redemption Date.

               (h) DIVIDENDS AFTER REDEMPTION DATE. If moneys sufficient to
                   -------------------------------
redeem a share of Preferred Stock shall have been irrevocably deposited in trust for such purpose on the Redemption Date, then dividends with respect to such share of Preferred Stock shall cease to accrue on the Redemption Date and, on such Redemption Date, all rights of the holder of such Preferred Stock as a shareholder of the Corporation by reason of the ownership of such Preferred Stock shall cease, except the right to receive the Redemption Price of such Preferred Stock upon presentation and surrender of the certificate representing such Preferred Stock, and such Preferred Stock shall not after such Redemption Date be deemed to be outstanding.

               (i) OTHER REDEMPTIONS OR ACQUISITIONS. The Corporation shall
                   ---------------------------------
neither redeem nor otherwise acquire any Preferred Stock except as expressly authorized herein.

               (j) CALCULATED DIVIDENDS MUST BE PAID PRIOR TO ANY REDEMPTION.
                   ---------------------------------------------------------
The Corporation shall not redeem any Preferred Stock unless all dividends accrued but unpaid on all Preferred Stock outstanding on the Redemption Date have been paid, whether or not such shares of Preferred Stock are being redeemed, and the Corporation shall upon any mandatory redemption cause all of such accrued but unpaid dividends to be paid.

               (k) REDEMPTION FROM CERTAIN FUNDS. Notwithstanding the provisions
                   -----------------------------
of Sections B.3(a) and B.3(d), if at the time of any redemption or redemptions required pursuant to this Section B.3 the aggregate of the Available Funds of the Corporation is insufficient to redeem the entire number of shares of Preferred Stock required under this Section B.3 to be redeemed at such time, such aggregate funds shall be used to redeem the maximum possible number of shares of Preferred Stock pro rata (regardless of whether the holders thereof request to be redeemed), however, that the failure to so redeem caused by lack
                         -------
of sufficient Available Funds shall nevertheless be deemed nonperformance by the Corporation for purposes of Section D.1(a). Thereafter, any additional such funds shall immediately be used by the Corporation to redeem the balance of the Preferred Stock which the Corporation has become obligated to redeem pursuant to this Section B.3(k) but which it has not redeemed, or, in the event any Person other than the Corporation is the surviving or resulting corporation in any Organic Change, such Person shall, upon consummation of such Organic Change, redeem such balance of Preferred Stock (and the Corporation shall so provide in its agreements with such Person relating to such Organic Change).

          4.   CONVERSION.
               ----------

               The Preferred Stock shall be convertible as follows:

               (a) SERIES A CONVERSION RIGHT. Each share of Series A Preferred
                   -------------------------
Stock shall be convertible at any time, at the option of the holder thereof, without the payment of any additional consideration by the holder thereof, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into the number of fully paid and nonassessable shares of Series B Common Stock initially determined by dividing $4.00 by the Conversion Price in effect at the time of conversion. Upon the occurrence of a Liquidity Event, each share of Series A Preferred Stock then outstanding shall be automatically converted, without the payment of any additional consideration by the holder thereof, and without any further action by the Corporation into the number of fully paid and nonassessable shares of Class B Common Stock determined by dividing $4.00 by the Series A Conversion Price in effect at the time of conversion. Effective 12:01 A.M. on the first business day following (i) adoption of a resolution by vote or written consent of holders of record of 75% or more of the outstanding Series A Preferred Stock to convert Series A Preferred Stock into shares of Series B Common Stock, or (ii) conversion of a cumulative number of shares of Series A Preferred Stock as equals 75% of the cumulative number of shares of Series A Preferred Stock issued by the Corporation, all then outstanding shares of Series A Preferred Stock shall be converted into shares of Series B Common Stock. The "SERIES A CONVERSION PRICE" shall initially be $4.00 per share, and shall be adjusted and readjusted from time to time as provided in this Section B.4. Certain capitalized terms used elsewhere in this Section B.4 have the meanings specified in Section B.4(d) and Section F.5 of this Article FOUR. If any shares of Series A Preferred Stock are to be redeemed in accordance with Section B.3 of this Article FOUR, the conversion rights of any holder of such shares to be redeemed shall expire at 5:00 P.M. Pacific Time on the business day immediately prior to the apposite Redemption Date if the funds necessary to redeem such shares are deposited in trust as provided in Section B.3(g).

               (b) SERIES B CONVERSION RIGHT. Each share of Series B Preferred
                   -------------------------
Stock shall be convertible at any time, at the option of the holder thereof, without the payment of any additional consideration by the holder thereof, at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into the number of fully paid and non-assessable shares of Series B Common Stock initially determined by dividing an amount equal to $4.00 by the Series B Conversion Price in effect at the time of conversion. Effective 12:01 A.M. on the first business day following (i) adoption of a resolution by vote or written consent of holders of record of 75% or more of the outstanding Series B Preferred Stock to convert Series B Preferred Stock into shares of Series B Common Stock, or (ii) conversion of a cumulative number of shares of Series B Preferred Stock as equals 75% of the cumulative number of shares of Series B Preferred Stock issued by the Corporation, all then outstanding shares of Series B Preferred Stock shall be converted into shares of Series B Common Stock. The "SERIES B CONVERSION PRICE" shall initially be the 1995 Common Stock Per Share Value, and shall be adjusted and readjusted from time to time as provided in this Section B.4. If any shares of Series B Preferred Stock are to be redeemed in accordance with Section B.3 of this Article FOUR, the conversion rights of any holder of such shares to be redeemed shall expire at 5:00 P.M. Pacific Time on the business day immediately prior to the apposite Redemption Date if the funds necessary to redeem such shares are deposited in trust as provided in Section B.3(g).

               (c) MECHANISMS OF CONVERSION. Before any holder of the Preferred
                   ------------------------
Stock shall be entitled to convert the same into Series B Common Stock, such holder shall surrender to the Corporation at the office of the Corporation or of any transfer agent for the Preferred Stock, the certificate or certificates representing such Preferred Stock, accompanied by written notice to the Corporation that such holder elects to convert all or a specified number of such shares and stating therein its name or the name of names of its nominees in which it wishes the certificate or certificates for Series B Common Stock to be issued. Provided such holder has properly elected to convert its Preferred Stock, the holder shall be deemed to have converted such shares of Preferred Stock (and to have become a holder of the shares of Series B Common Stock issuable upon conversion thereof) on the date ("CONVERSION DATE") that the Corporation receives all documents required by this Section B.4(b) to be delivered in order to convert such shares of Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of the Preferred Stock, or to its nominee or nominees, a certificate or certificates representing the number of shares of Series B Common Stock and a check or cash with respect to any fractional interest in a share of Series B Common Stock to which it shall be entitled as aforesaid and, if less than the full number of Preferred Stock evidenced by such surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of Preferred Stock evidenced by such surrendered certificate less the number of such shares being converted. Any conversion made at the election of a holder of the Preferred Stock shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Stock to be converted, and the person or persons entitled to receive the Series B Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Series B Common Stock on such date.

               (d) ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES.
                   ---------------------------------------------------

                  (i) STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. In case
                      ----------------------------------------------
at any time or from time to time after the Closing Date the Corporation shall:

                     (1) take a record of the holders of its Nonpreferred
Stock (as defined below) for the purpose of entitling them to receive a dividend payable in, or other distribution of, Nonpreferred Stock, or

                     (2) subdivide its outstanding shares of Nonpreferred Stock into a larger number of shares of Nonpreferred Stock, or

                     (3) combine its outstanding shares of Nonpreferred Stock into a smaller number of shares of Nonpreferred Stock,

then the Series A Conversion Price and the Series B Conversion Price in effect
----
immediately after the happening of any such event shall be proportionately decreased, in case of the happening of events described in subparagraphs (1) or
(2) above, or proportionately increased, in case of the happening of events described in subparagraph (3) above. "NONPREFERRED STOCK" shall mean the Common Stock and shall also include stock of the Corporation of any other class which is not preferred as to dividends or assets over any other class of stock of the Corporation.

                 (ii) CERTAIN OTHER DIVIDENDS AND DISTRIBUTIONS. In case at any
                      -----------------------------------------
time or from time to time after the Closing Date the Corporation shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive any dividend or other distribution of:

                     (1) cash (other than a cash distribution made as a dividend and payable out of earnings or earned surplus legally available for the payment of dividends), or

                     (2) any evidence of its indebtedness (other than Convertible Securities, as defined below), any shares of its stock (other than Additional Shares of Nonpreferred Stock, as defined below) or any other securities or property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Nonpreferred Stock), or

                     (3) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness (other than Convertible Securities), any shares of its stock (other than Additional Shares of Nonpreferred Stock) or any other securities or property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Nonpreferred Stock),

then each Conversion Price then in effect shall be adjusted to that number
----
determined by multiplying such Conversion Price by a fraction (x) the numerator of which shall be (I) the Current Market Price (as defined below) per share of Common Stock immediately prior to the date of taking such record minus (II) the portion applicable to one share of Common Stock of any such cash so distributable and of the "fair value" of any and all such evidences of indebtedness, shares of stock, other securities or property, or warrants or other subscription or purchase rights, so distributable and (y) the denominator of which shall be the Current Market Price per share of Common Stock immediately prior to the date of taking such record. Such "fair value" of evidences of indebtedness, shares of stock, other securities or property, or warrants other than subscription or purchase rights shall be determined pursuant to the Valuation Procedure. The "VALUATION PROCEDURE" is a determination of fair value of any property made in good faith by the Board of Directors; provided, however,
                                                              --------  -------
that if the determination of fair value is not approved by at least 75% of the authorized number of directors and the Designated Director objects to such determination, then the fair value of such property shall be determined in good faith by an appraiser selected by the Board of Directors, which appraiser is not reasonably objected to by the Designated Director. The fees and expenses of such appraiser shall be paid by the Corporation. A reclassification of the Nonpreferred Stock into shares of Nonpreferred Stock and shares of any other class of stock shall be deemed a distribution by the Corporation to the holders of its Nonpreferred Stock of such shares of such other class of stock within the meaning of this Section B.4(d)(ii) and, if the outstanding shares of Nonpreferred Stock shall be changed into a larger or smaller number of shares of Nonpreferred Stock as a part of such reclassification, shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Nonpreferred Stock within the meaning of Section

B.4(d)(i). "CONVERTIBLE SECURITIES" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Nonpreferred Stock, either immediately or upon the arrival of a specified date or the happening of a specified event. "CURRENT MARKET PRICE" per share of Common Stock at a date herein specified, shall be deemed to be the average of the Closing Prices for ten consecutive Business Days immediately prior to the day in question. "CLOSING PRICES" for each such Business Day shall be (i) if the Common Stock is traded on a national securities exchange, its last sale price on the preceding Business Day on such exchange or, if there was no sale on that day, the last sale price on the next preceding Business Day on which there was a sale on such exchange or (ii) if the principal market for the Common Stock is the over-the-counter market, its last sale price reported on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") on the preceding Business Day or, if the Common Stock is an issue for which last sale prices are not reported on NASDAQ, the closing bid quotation on such day (the closing bid quotation for a given day shall be the highest bid quotation as quoted in any of The Wall Street Journal, the National Quotation Bureau pink sheets, quotation sheets of registered marketmakers and, if necessary, dealers' telephone quotations), but, in each of the preceding two cases, if the relevant NASDAQ price or quotation did not exist on such day, then the price or quotation on the next preceding Business Day in which there was such a price or quotation. If the Current Market Price per share of Common Stock cannot be ascertained by any of the foregoing methods, the Current Market Price per share of Common Stock shall be determined by the Valuation Procedure.

              (iii)  ISSUANCE OF ADDITIONAL SHARES OF NONPREFERRED STOCK.
                     ---------------------------------------------------
"ADDITIONAL SHARES OF NONPREFERRED STOCK" shall mean all shares of Nonpreferred Stock issued by the Corporation after the Closing Date other than the shares of Series B Common Stock issued to a holder of the Preferred Stock upon conversion of the Preferred Stock or upon exercise of warrants or options to purchase Common Stock which have been issued prior to the Closing Date; provided,
                                                               --------
however, that if the Corporation shall at any time or from time to time, in any
-------
transaction entered into otherwise than in violation of this Restated Certificate, acquire after the Closing Date any Common Stock outstanding on the Closing Date, the issuance of such shares (or a number of shares of Common Stock equal to such number of shares) shall not be "ADDITIONAL SHARES OF NONPREFERRED STOCK." In case at any time or from time to time after the Closing Date, the Corporation shall (except as hereinafter provided) issue, whether in connection with the merger of a corporation into the Corporation or otherwise, any Additional Shares of Nonpreferred Stock for a consideration per share less than the Current Market Price per share of Common Stock on the Computation Date (determined as set forth in the last sentence of this Section B.4(d)(iii)), then each Conversion Price then in effect shall be adjusted to be that number determined by multiplying such Conversion Price as in effect immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Common Stock Equivalents outstanding immediately prior to such issuance, plus the number of shares of Common Stock which the aggregate consideration, if any, for the total number of such Additional Shares of Nonpreferred Stock so issued would purchase at the Current Market Price per share of Common Stock and (y) the denominator of which shall be the number of Common Stock Equivalents outstanding immediately prior to such issuance plus the number of Common Stock Equivalents so issued as a result of such transaction. For purposes of the adjustment provided for in this Section B.4(d)(iii), the numerator and the denominator in
(x) and (y) of the immediately preceding sentence shall be computed on the assumption that immediately before and after the issuance of the Additional Shares of Nonpreferred Stock all Convertible Securities and options and warrants to purchase Convertible Securities outstanding on the Closing Date, had been fully exercised or converted or exchanged, as the case may be. The provisions of this Section B.4(d)(iii) shall not apply to any issuance of Additional Shares of Nonpreferred Stock for which an adjustment is provided under Section B.4(d)(i). No adjustment of a Conversion Price shall be made under this Section B.4(d)(iii) upon the issuance of any Additional Shares of Nonpreferred Stock which are issued (or deemed to be issued) pursuant to the exercise (or grant) of
(i) up to 677,650 shares pursuant to options issued under stock option plans in effect on the Closing Date or adopted thereafter by the Board of Directors (such number to be equitably adjusted in the case of any event described in Section B.4(d)(i) hereof), or (ii) warrants, options or other rights to subscribe for or purchase any Additional Shares of Nonpreferred Stock or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if an adjustment in the Conversion Price shall previously have been made upon the issuance of these warrants, options or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant, option or other rights therefor) pursuant to Section B.4(d)(iv) or Section B.4(d)(v). For purposes of this Section B.4(d)(iii), the "COMPUTATION DATE" shall be the date on which the Corporation shall issue such Additional Shares of Nonpreferred Stock; provided, that if the Corporation becomes irrevocably obligated pursuant
       --------
to an agreement or instrument to issue such Additional Shares of Nonpreferred Stock upon the occurrence of an event not within the Corporation's control, and a period of ninety (90) days or more has elapsed from the date the Corporation first becomes so obligated and such Additional Shares of Nonpreferred Stock have not yet been issued and the Corporation's obligation to issue such shares has not been terminated, then the Computation Date shall be deemed to be the 90th day following the date the Corporation becomes so obligated; however, if no Additional Shares of Nonpreferred Stock are issued thereafter as contemplated in such agreement or instrument, or if fewer such shares are issued than was so contemplated, in each case prior to the Conversion Date, the Conversion Price adjustment shall be rescinded automatically and each Conversion Price shall be readjusted to the Conversion Price that would have been in effect if only the number of Additional Shares of Nonpreferred Stock actually issued pursuant to such agreement or instrument had been issued.

          (iv) DISTRIBUTION OF WARRANTS, OPTIONS, CONVERTIBLE SECURITIES OR
               ------------------------------------------------------------
OTHER RIGHTS.  In case at any time or from time to time after the Closing Date,
------------
the Corporation shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any warrants, options or other rights to subscribe for or purchase any Additional Shares of Nonpreferred Stock or any Convertible Securities and the consideration per share for which Additional Shares of Nonpreferred Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities shall be less than the Current Market Price per share of Common Stock on the Computation Date (determined as set forth in the last sentence of this Section B.4(d)(iv)), then each Conversion Price then in effect shall be adjusted as provided in the second sentence of Section B.4(d)(iii). Such adjustment shall be made on the basis that (I) the consideration per share for which such Additional Shares of Nonpreferred Stock may be issued equals the quotient resulting from dividing (x) the maximum number of Additional Shares of Nonpreferred Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities into (y) the minimum consideration received and receivable by the Corporation for all such Additional Shares of Nonpreferred Stock pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities, (II) the maximum number of Additional Shares of Nonpreferred Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the Computation Date (determined as set forth in the last sentence of this Section B.4(d)(iv)), and (III) the aggregate consideration for such maximum number of Additional Shares of Nonpreferred Stock shall be deemed to be the minimum consideration received and receivable by the Corporation for the issuance of such Additional Shares of Nonpreferred Stock pursuant to such warrants, option or other rights or pursuant to the terms of such Convertible Securities.

          For purposes of this Section B.4(d)(iv), the "COMPUTATION DATE" shall be the earliest of (xx) the date on which the Corporation shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive any such warrants, options or other right, (yy) the date on which the Corporation shall otherwise become irrevocably bound to issue such warrants, options or other rights, and (zz) the date of actual issuance of such warrants, options or other rights; provided, that if the Corporation becomes irrevocably
                         --------
obligated pursuant to an agreement or instrument to issue such warrants, options or other rights upon the occurrence of an event not within the Corporation's control, and a period of ninety (90) days or more has elapsed from the date the Corporation first becomes so obligated and such warrants, options or other rights have not yet been issued and the Corporation's obligation to issue such warrants, options or other rights has not been terminated, then the Computation Date shall be deemed to be the 90th day following the date the Corporation becomes so obligated; however, if no warrants, options or other rights are issued thereafter as contemplated in such agreement or instrument, or if fewer such warrants, rights or options are issued than was so contemplated, in each case prior to the Conversion Date, the Conversion Price adjustment shall be rescinded automatically and the Conversion Price shall be readjusted to the Conversion Price that would have been in effect if only the number of warrants, options or other rights actually issued pursuant to such agreement or instrument had been issued.

                (v) ISSUANCE OF WARRANTS, OPTIONS, CONVERTIBLE SECURITIES OR
                    --------------------------------------------------------
OTHER RIGHTS. In case at any time or from time to time after the Closing Date,
------------
the Corporation shall issue, any warrants, options, or other rights to purchase shares of Non-Preferred Stock, or any Convertible Securities, and the consideration per share for which Additional Shares of Nonpreferred Stock may at any time thereafter be issuable pursuant to the exercise of such warrants, options or other rights or upon conversion of such Convertible Securities shall be less than the Current Market Price per share of Common Stock on the Computation Date (determined as set forth in the last sentence of this Section B.4(d)(v), then each Conversion Price then in effect shall be adjusted as provided in the second sentence of Section B.4(d)(iii). Such adjustment shall be made on the basis that (I) the amount of consideration per share for which such Additional Shares of Nonpreferred Stock may be issued equals the quotient resulting from dividing (x) the maximum number of Additional Shares of Nonpreferred Stock necessary to effect the conversion or exchange of all such warrants, options, rights, or Convertible Securities, into (y) the minimum consideration received and to be receivable, if any, by the Corporation upon issuance of such warrants, options or other rights, or Convertible Securities, and any additional consideration payable upon the exercise, conversion or exchange of all such Convertible Securities, (II) the maximum number of all Additional Shares of Nonpreferred Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the Computation Date (determined as set forth in the last sentence of this Section B.4(d)(v)), and (III) the aggregate consideration for such maximum number of Additional Shares of Nonpreferred Stock shall be deemed to be the minimum consideration received and receivable by the Corporation for the issuance of such warrants, options, rights or Convertible Securities plus the additional consideration, if any, received or receivable for such Additional Shares of Nonpreferred Stock pursuant to the terms of such warrants, options, rights or Convertible Securities.

          For purposes of this Section B.4(d)(v), the "COMPUTATION DATE" shall be the earliest of (yy) the date on which the Corporation shall become irrevocably bound to issue such warrants, options or other rights to purchase Non-Preferred Stock or Convertible Securities, and (zz) the date of actual issuance of such Preferred Stock, warrants rights, options or Convertible Securities; provided, that if the Corporation becomes irrevocably obligated
            --------
pursuant to an agreement or instrument to issue such Securities upon the occurrence of an event not within the Corporation's control, and a period of ninety (90) days or more has elapsed from the date the Corporation first becomes so obligated and such warrants, options, rights or Convertible Securities have not yet been issued and the Corporation's obligation to issue such warrants, options, rights or Convertible Securities has not been terminated, then the Computation Date shall be deemed to be the 90th day following the date the Corporation becomes so obligated; however, if no warrants, options, rights or Convertible Securities are issued thereafter as contemplated in such agreement or instrument, or if fewer such securities are issued than was so contemplated, in each case prior to the Conversion Date, the Conversion Price adjustment shall be rescinded automatically and the Conversion Price shall be readjusted to the Conversion Price that would have been in effect if only the number of warrants, options, rights or Convertible Securities actually issued pursuant to such agreement or instrument had been issued. For purposes of this Section B.4(d)(v), (A) any warrants, options, rights or Convertible Securities originally issued to Silicon Valley Bank shall be deemed issued on the day following the Closing Date, (B) the Current Market Price per share of Common Stock on the date of issuance of such securities shall be $4.00, and (C) the Computation Date for such issuance shall be the day following the Closing Date. No adjustment of a Conversion Price shall be made under this Section B.4(d)(v) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section B.4(d)(iv).

               (vi) SUPERSEDING ADJUSTMENT OF CONVERSION PRICE. If at any time
                    ------------------------------------------
after any adjustment of the Conversion Price shall have been made pursuant to Section B.4(d)(iv) or Section B.4(d)(v) on the basis of the issuance of warrants or other rights or the issuance of other Convertible Securities, or after any new adjustment of the Conversion Price shall have been made pursuant to this section,

                    (1) such warrants, options or rights or the right of conversion or exchange in such other Convertible Securities shall expire, and a portion of such warrants, options or rights, or the right of conversion or exchange in respect of a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

                    (2) the consideration per share, for which Additional Shares of Nonpreferred Stock are issuable pursuant to such warrants or rights or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event, then such previous adjustment shall be rescinded and annulled and the Additional
----
Shares of Nonpreferred Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such warrants, rights or options or other Convertible Securities on the basis of:

                (A) treating the number of Additional Shares of Nonpreferred Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such warrants, options or rights or such right of conversion or exchange, as having been issued on the date or dates of such issuance was determined for purposes of such previous adjustment and for the consideration actually received therefor, and

                (B) treating any such warrants, options or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share of such Additional Shares of Nonpreferred Stock issuable under such warrants or rights or other Convertible Securities, and, if and to the extent called for by the foregoing provisions of this Section B.4(d) on the basis aforesaid, a new adjustment of the Conversion Price shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

              (vii)  OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS
                     -----------------------------------------------------
SECTION.  The following provisions shall be applicable to the making of
-------
adjustments of the Conversion Price hereinbefore provided for in this Section B.4(d):

                     (1) TREASURY STOCK. Subject to the proviso in the first
                         --------------
sentence of Section B.4(d)(iii), the sale or other disposition of any issued shares of Nonpreferred Stock owned or held by or for the account of the Corporation shall be deemed an issuance thereof for purposes of this Section B.4(d).

                     (2) COMPUTATION OF CONSIDERATION. To the extent that any
                         ----------------------------
Additional Shares of Nonpreferred Stock or any Convertible Securities or any warrants, options, or other rights to subscribe for or purchase any Additional Shares of Nonpreferred Stock or any Convertible Securities shall be issued solely for cash consideration, the consideration received by the Corporation therefor shall be deemed to be the amount of cash received by the Corporation therefor, without reduction for expenses, commissions or discounts paid or incurred by the Corporation in connection with such transaction, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends. To the extent that such issuance shall be for a consideration other than solely for cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined pursuant to the Valuation Procedure. The consideration for any Additional Shares of Nonpreferred Stock issued pursuant to any warrants, options or other rights to subscribe for or purchase the same shall be the consideration received or receivable by the Corporation upon the exercise of such warrants, options or other rights, plus the additional consideration payable to the Corporation for issuing such warrants, options or other rights. The consideration for any Additional Shares of Nonpreferred Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received or receivable by the Corporation for issuing any warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Corporation in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Corporation upon the exercise of the right of conversion or exchange in such Convertible Securities.

                     (3) WHEN ADJUSTMENTS TO BE MADE. The adjustments required
                         ---------------------------
by the preceding subsections of this Section B.4(d) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Conversion Price that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of the Nonpreferred Stock, as provided for in Section B.4.(d)(i)) unless and until such adjustment, either by itself or with other adjustments not previously made, adds or subtracts at least one-tenth of one percent (.001) to the Conversion Price, as determined in good faith by the Board of Directors of the Corporation. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section B.4(d) and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. All calculations made under this subsection shall be made to the nearest one hundredths of one cent.

                     (4) FRACTIONAL INTERESTS. In computing adjustments under
                         --------------------
this Section B.4(d), fractional interests in Nonpreferred Stock shall be taken into account to the nearest one-thousandth of a share.

                     (5) WHEN ADJUSTMENT NOT REQUIRED. If the Corporation shall
                         ----------------------------
take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof to shareholders, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then (A) thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled or (B) in the event that such adjustments cannot be rescinded or annulled as a result of the conversion of the Preferred Stock after the taking of such record occurs, in lieu of such rescission or annulment of the adjustment, the Corporation shall have the option to purchase the number of shares of Common Stock from each former holder of Preferred Stock who had converted after such record date equal to the difference between (x) the number of shares of Common Stock which such holder had received upon conversion after such record date and (y) the number of shares of Common Stock which such holder would have received on conversion had such adjustment been annulled or rescinded prior to conversion. The purchase price per share of such Common Stock shall be the Fair Market Value per share.

             (e) NO IMPAIRMENT. Other than in connection with an amendment of
                 -------------
this Restated Certificate approved by holders of the requisite number of shares (including holders of the Preferred Stock), the Corporation will not through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section B.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment; provided, however, that nothing in this Section B.4(e) shall prevent
            --------  -------
the Corporation from effecting any Reorganization or taking any action that is either (i) approved by the holders of Preferred Stock as required by this Restated Certificate, or (ii) not expressly prohibited by this Restated Certificate and is approved in good faith by the Board of Directors of the Corporation provided that other consequences of a Reorganization shall nonetheless be effective. Without limiting the generality of the foregoing, the Corporation (x) will not permit the par value of any shares of stock at the time receivable upon the conversion of the Preferred Stock to exceed the Conversion Price then in effect, (y) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid nonassessable shares of stock on the conversion of the Preferred Stock, and
(z) will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Series B Common Stock issuable after the action upon the conversion of all the Preferred Stock will exceed the total number of shares of Series B Common Stock then authorized by this Restated Certificate and available for the purpose of issue upon such conversion.

             (f) CERTIFICATE AS TO ADJUSTMENTS.  Upon the occurrence of each
                 -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section B.4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Corporation for any Additional Shares of Nonpreferred Stock issued or sold or deemed to have been issued, (ii) the number of shares of Nonpreferred Stock then outstanding or deemed to be outstanding, and (iii) the Conversion Price in effect immediately prior to such issue or sale and as adjusted and readjusted on account thereof, showing how it was calculated. The Corporation shall, as promptly as practicable following its receipt of the written request, but in any event within five Business Days after receipt of such written request, of any holder of the Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (aa) the Conversion Price at the time in effect, showing how it was calculated and (bb) the number of shares of Series B Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock.

             (g) NOTICES OF RECORD DATE.  In the event of any taking by the
                 ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of the Preferred Stock at least ten days prior to the Record Date (unless a shorter period is consented to by the Designated Director), a notice specifying the Record Date and the purpose of such Record Date.

             (h) SERIES B COMMON STOCK RESERVED.  The Corporation shall at all
                 ------------------------------
times reserve and keep available out of its authorized but unissued Series B Common Stock such number of shares of Series B Common Stock as shall from time to time be sufficient to effect conversion of all shares of Preferred Stock into shares of Series B Common Stock (the "RESERVED SERIES B COMMON SHARES").

     C.   DIRECTORS AND VOTING RIGHTS.
          ---------------------------

          1.   NUMBER OF DIRECTORS.  The Board of Directors shall consist of
               -------------------
five (5) directors. Of the directors, four (4) shall be designated as the "COMMON DIRECTORS" and one (1) shall be designated as the "DESIGNATED DIRECTOR."

          2.   ELECTION OF DIRECTORS.  Except as may otherwise be provided in
               ---------------------
Section D.2 hereof or by law, so long as shares of Preferred Stock equal to not less than 60% of the number of shares of Preferred Stock issued on the Closing Date are outstanding, directors shall be elected as follows:

               (a) COMMON DIRECTORS.  The holders of the Series A Common Stock,
                   ----------------
voting as a single class and to the exclusion of the holders of the Series B Common Stock and Preferred Stock, shall have the right to elect the Common Directors. Only the holders of shares of Series A Common Stock shall have the right to elect the Common Directors. Only the holders of shares of Series A Common Stock shall have the right to remove the Common Directors or to fill a vacancy caused by resignation, removal or death of a Common Director.

               (b) DESIGNATED DIRECTOR. The holders of the Preferred Stock,
                   -------------------
voting as a single class and to the exclusion of the holders of the Common Stock, shall have the right to elect the Designated Director. Only the holders of shares of Preferred Stock shall have the right to remove a Designated Director or to fill a vacancy caused by the resignation, removal or death of a Designated Director.

               (c) The holders of Series B Common Stock will have no right to vote for the election of directors.

          3.   NUMBER OF VOTES.  When voting on questions other than the
               ---------------
election or removal of directors:

               (a) SERIES A COMMON STOCK. Each holder of shares of Series A
                   ---------------------
Common Stock shall be entitled to a number of votes equal to the number of shares of Series A Common Stock held by such holder.

               (b) SERIES B COMMON STOCK. The holders of Series B Common Stock
                   ---------------------
shall not, by virtue of ownership of such Series B Common Stock, possess any voting power, except as otherwise required herein or by the provisions of applicable law, in which event each holder of shares of Series B Common Stock shall be entitled to a number of votes equal to the number of shares of Series B Common Stock held by such holder.

               (c) PREFERRED STOCK. The holders of Preferred Stock shall not, by
                   ---------------
virtue of ownership of such Preferred Stock, possess any voting power, except as otherwise required herein or by the provisions of applicable law. In the event any vote of holders of Preferred Stock shall be taken for any purpose, each share of Preferred Stock shall, have one (1) vote per share.

     D.   EVENTS OF NONCOMPLIANCE.
          -----------------------

          1.  DEFINITION.
              ----------

              (a) An Event of Noncompliance shall be deemed to have occurred if:

                  (i) the Corporation fails to pay on their respective Dividend Reference Dates, and there remains unpaid at any one time, two dividend payments, whether or not consecutive, with respect to the Preferred Stock;

                 (ii) the Corporation fails for any reason to redeem Preferred Stock as and when required pursuant to any paragraph of Section B.3; or

                (iii) upon written notice given to the Corporation by the Majority Preferred Stockholders after occurrence of (x) an Event of Default under the Purchase Agreement, or (y) a violation of Section E of this Article FOUR.

              (b) The existence or continuation of any Event of Noncompliance shall be irrespective of whether such event or the underlying facts shall have come about voluntarily or involuntarily or shall be beyond the Corporation's control or shall have come about or been effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, or because of Sections B.1(g) or B.3(e) hereof.

          2.   CONSEQUENCES OF EVENTS OF NONCOMPLIANCE.
               ---------------------------------------

               (a) If and whenever any Event of Noncompliance shall occur, then and thereafter the holders of the Preferred Stock, until divested of such right as hereinafter provided, shall be entitled, voting as a single class with each share entitled to one vote, at a meeting called pursuant to Section D.2(d) hereof, to elect the smallest number of directors which shall constitute a majority of the authorized number of directors of the Corporation, and the holders of Series A Common Stock, voting as a single class, shall be entitled to elect the remaining members of the Board of Directors. Upon the election by the holders of Preferred Stock of a majority of the directors, the terms of office of all persons who were theretofore directors of the Corporation shall forthwith terminate, whether or not the holders of the Series A Common Stock shall then have elected the remaining directors of the Corporation.

               (b) Any director elected by the holders of the Preferred Stock voting as a class under this Section D.2 may be removed and any vacancy on the Board of Directors created by such removal or by the death, resignation or inability to serve of any such director may be filled by the vote or written consent of the holders of the Preferred Stock; and any such vacancy created otherwise than by removal may be filled by a majority of the remaining directors so elected.

               (c) At such time as all Events of Noncompliance are cured or eliminated and written notice thereof is given to such directors and the holders of the Preferred Stock, the holders of the Preferred Stock shall be divested of the voting rights specified in this Section D.2 with respect to such cured or eliminated Events of Noncompliance. These voting rights shall again accrue to the holders of Preferred Stock as and when provided in this Section D.2. Upon the termination of any such voting rights as hereinabove provided, the Board of Directors shall call a special meeting of the shareholders at which all directors will be elected, and the terms of office of all persons who are then directors of the Corporation shall terminate immediately upon the election of their successors.

               (d) At any time when such special voting power shall be vested in the holders of the Preferred Stock as provided in this Section D.2, a proper officer of the Corporation shall, upon the written request of the holders of record of a majority of the outstanding shares of Preferred Stock addressed to the Secretary of the Corporation, call a special meeting of the shareholders. Such meeting shall be held at the earliest practicable date at the principal office of the Corporation, as shall be designated by such officer and specified in the notice of such meeting. At any such meeting, or at any other meeting held while the holders of the Preferred Stock have the voting power described in this Section D.2, unless otherwise provided by law, the holders of a majority of the Preferred Stock, present in person or by proxy, shall be sufficient to constitute a quorum for the election of directors as herein provided. At such meeting or, if no such special meeting shall have been called, then at the next annual meeting of the shareholders, the holders of Preferred Stock shall be entitled to elect the smallest number of directors which shall constitute a majority of the directors of the Corporation, and the holders of the Common Stock shall be entitled to elect the remaining members of the Board of Directors. If such meeting shall not be called by a proper officer of the Corporation within 20 days after personal service of said written request upon the Secretary of the Corporation or within 20 days after mailing the same within the United States of America, by certified mail addressed to the Secretary of the Corporation at its principal office, then the holders of record of a majority of the outstanding shares of Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders and shall be held at the principal office of the Corporation. Any holder of Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing a meeting of shareholders to be called pursuant to these provisions.

     E.   SPECIAL APPROVAL RIGHTS.
          -----------------------

          The Corporation covenants and agrees that, so long as a number of shares of Preferred Stock equal to not less than 60% of the number of shares of Preferred Stock issued on the Closing Date are outstanding (or, after June 30, 2002, so long as shares of Preferred Stock representing at least 25% of the number of shares of Preferred Stock issued on the Closing Date remain outstanding), unless prior thereto, or concurrently therewith, the Corporation shall have irrevocably exercised its right to redeem all Preferred Stock pursuant to Section B.3(d) by giving notice pursuant to Section B.3(f), or the Majority Preferred Stockholders shall otherwise consent in writing, it will not:

          1.   RESTRICTED PAYMENTS.  Declare or pay dividends upon any capital
               -------------------
stock now or hereafter outstanding or return any capital to any of its shareholders or make any other distribution, payment or delivery of property or cash to such shareholders in their capacities as such, or redeem, retire, purchase or acquire, directly or indirectly, any shares of its stock now or hereafter outstanding, except (i) the Corporation may pay PIK Dividends and Cash Dividends on the Preferred Stock in accordance with this Restated Certificate and the Shareholders Agreement, and (ii) the Corporation may redeem or repurchase shares of its capital stock pursuant to this Restated Certificate, or as permitted by the Shareholders Agreement.

          2.   ISSUANCE OF CERTAIN STOCK.  Enter into any agreement, other than
               -------------------------
the Purchase Agreement, the Shareholders Agreement or the Employee Stock Option Plan, restricting in any manner the sale or transfer of the Corporation's or any Subsidiary's stock of any class; or authorize or issue any additional shares of stock of any class, or series which is senior to, or pari passu with, the Series A Preferred Stock or the Series B Preferred Stock with respect to the right to receive dividends, to receive liquidation preferences or with respect to the amount payable upon redemption, except shares of Series B Preferred Stock issued as PIK Dividends on shares of Series A Preferred Stock or Series B Preferred Stock.

          3.   CHANGES IN CHARTER DOCUMENTS.  Amend or modify at any time this
               ----------------------------
Restated Certificate from the form thereof in effect immediately following the Closing Date if such amendment affects the rights of the holders of the Preferred Stock of any series.

          4.   ORGANIC CHANGE; PUBLIC OFFERING.  Enter into any contract,
               -------------------------------
agreement, partnership, or joint venture or in any other manner commit the Corporation to engage in any transaction which would constitute an Organic Change, or effectuate a Public Offering other than a Qualified Public Offering.

     F.   GENERAL.
          -------

          1.   NON-ASSESSABLE SHARES.  The Preferred Stock and the Common Stock
               ---------------------
shall be non-assessable shares.

          2.   CLOSING OF BOOKS.  The Corporation will not close its books
               ----------------
against the transfer of any Preferred Stock or Common Stock, except in connection with a Record Date.

          3.   REGISTRATION OF TRANSFER.  The Corporation shall keep at its
               ------------------------
principal office (or such other place as the Corporation reasonably designates) a register for the registration of Preferred Stock and Common Stock. Upon the surrender of any certificate representing Preferred Stock or Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Preferred Stock or Common Stock, as the case may be, represented by the surrendered certificate (and the Corporation forthwith shall cancel such surrendered certificate), subject to the requirements of applicable securities laws and receipt by the Corporation of an opinion of counsel for such holder, which opinion of counsel shall be reasonably satisfactory to the Corporation and its counsel, addressed to the Corporation stating that any sale, transfer, assignment or hypothecation to be effected or registered by the issuance of such new certificate or certificates is exempt from or made in accordance with the registration and prospectus delivery requirements of the 1933 Act and exempt from or made in accordance with the qualification or registration requirements of all applicable state securities laws; such opinion shall state that it may be relied upon by the Corporation's transfer agent and counsel. Each such new certificate shall be registered in such name and shall represent such number of shares of Preferred Stock or Common Stock as shall be requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate; and dividends shall be calculated cumulatively on a daily basis on the Preferred Stock represented by such new certificate from the date of issuance or, if later, the date to which dividends have been fully paid on the Preferred Stock represented by the surrendered certificate at the rate and in the manner applicable to the shares represented by such surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance; provided, however, that the Corporation shall not be required to pay
          --------  -------
any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the surrendered certificate.

          4.   REPLACEMENT.  Upon receipt of evidence reasonably satisfactory to
               -----------
the Corporation (an affidavit of the registered holder, without bond, shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more Preferred Stock or Common Stock and, in the case of loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the registered holder is a financial institution, its own agreement of indemnity shall be satisfactory), or, in the case of mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock or Common Stock, as the case may be, represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, on which dividends shall be calculated cumulatively on a daily basis from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate at the rate and in the manner applicable to such certificate.

          5.   DEFINITIONS.  The following terms shall have the following
               -----------
meanings, which meanings shall be equally applicable to the singular and plural forms of such terms:

          "ADDITIONAL SHARES OF NON-PREFERRED STOCK" shall have the meaning set forth in Section B.4(d) herein.

          "AFFILIATE" means, with respect to the Corporation, any Person (other than a Purchaser) which directly or indirectly controls, is controlled by, or is under common control with the Corporation.

          "AUTHORIZED OFFICER" means the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Secretary of the Corporation.

          "AVAILABLE FUNDS" means the amount (i) for the purposes of Section B.1 hereof, permitted to be paid as dividends on the Preferred Stock under the Delaware General Corporation Law, and (ii) for the purposes of Section B.3 hereof, legally available for the redemption of the Preferred Stock under such law.

          "BIANCO ENTITIES" means William A. Bianco, Jr., Marie R. Bianco, The Bianco Family 1991 Trust dated February 1, 1991, or any other trust created by The Bianco Family 1991 Trust dated February 1, 1991 for the benefit of William
A. Bianco Jr. and/or Marie R. Bianco.

          "BT CAPITAL" means BT Capital Partners, Inc., a Delaware corporation.

          "BUSINESS DAY" means any day which is not a Saturday or a Sunday or a day on which banks are required or permitted to close under the laws of the State of California.

          "CASH DIVIDEND" means the cash dividend of the Preferred Stock.

          "CHANGE IN OWNERSHIP" shall have the meaning set forth in the Purchase Agreement.

          "CLOSING DATE" means March 31, 1996.

          "CLOSING PRICES" shall have the meaning set forth in Section B.4(d) herein.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMON DIRECTORS" shall have the meaning set forth in Section C.1 herein.

          "COMMON STOCK" means either the Series A Common Stock, or the Series B Common Stock, of the Corporation.

          "COMMON STOCK EQUIVALENTS" shall have the meaning set forth in the Purchase Agreement.

          "COMPUTATION DATE" shall have the meanings set forth in Section B.4(c) herein.

          "CONSOLIDATED" and "CONSOLIDATED," when used in reference to any amount, means such amount determined on a consolidated or combined basis, as the case may be, in accordance with GAAP, after the elimination of intercompany items.

          "CONTROL," "CONTROLLED BY" or "UNDER COMMON CONTROL WITH" means direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise).

          "CONVERSION DATE" shall have the meanings set forth in Section B.4(b) herein.

          "CONVERSION PRICE" shall mean, as applicable, the Series A Conversion Price and/or the Series B Conversion Price.

          "CONVERTIBLE SECURITIES" shall have the meaning set forth in Section B.4(d) herein.

          "CORPORATION" means The KSI Group, Inc., a Delaware corporation.

          "CURRENT MARKET PRICE" shall have the meaning set forth in Section B.4(d) herein.

          "DEFAULT RATE" means for the period commencing on the date following the Dividend Reference Date for any missed dividend and until the first anniversary date of such Dividend Reference Date, one percent (1%) per annum above the then applicable Dividend Rate; and thereafter an additional one percent (1%) per annum commencing on each subsequent anniversary date of such Dividend Reference Date.

          "DESIGNATED DIRECTOR" shall mean the director designated and elected by the holders of the Preferred Stock.

          "DIVIDEND RATE" means the applicable rate of dividends payable on the Preferred Stock as specified in Section B.1(c).

          "DIVIDEND REFERENCE DATES" means June 30, 1996 and the last day of each September, December, March and June thereafter (or, if any such date is not a Business Day, then the immediately preceding Business Day) on which dividends are to be paid on Preferred Stock.

          "EMPLOYEE STOCK OPTION PLAN" shall have the meaning set forth in the Purchase Agreement.

          "EVENT OF DEFAULT" shall have the meaning set forth in the Purchase Agreement.

          "EXECUTIVE OFFICER" shall have the meaning set forth in the Purchase Agreement.

          "EVENT OF NONCOMPLIANCE" means any of the events listed in Section D.1 hereof.

          "FISCAL QUARTER" means a fiscal quarter of the Corporation ending on or about the last day of each of March, June, September and December of each year.

          "GAAP" means generally accepted accounting principles in the United States, as in effect on the date of determination, consistently applied.

          "JUNIOR SECURITY" means any equity security of any kind which the Corporation shall at any time issue or be authorized to issue other than the Preferred Stock, including, without limitation, the Common Stock.

          "LIQUIDATION VALUE" of any share of Preferred Stock as of any particular date means $4.00 per share, plus, (x) in each case any dividends
                                       ----
(calculated pursuant to Section B.1(c)) accrued with respect to such share of Preferred Stock which have not been paid on or before the date of determination and, in the event of any liquidation, dissolution or winding up of the Corporation or the redemption of any share of Preferred Stock, unpaid dividends on such share of Preferred Stock to the payment date under Section B.2, or to the Redemption Date, as the case may be, calculated cumulatively on a daily basis from the next preceding Dividend Reference Date to the close of business on such payment date or Redemption Date, and plus (y) subject to Section B.1(h) hereof, from and after July 1, 2002, an amount equal to ten percent (10%) of the Liquidation Value in effect on June 30 of such year, and plus (z) subject to Section B.1(h) hereof, on each July 1 thereafter, commencing July 1, 2003, an additional ten percent (10%) per annum of Liquidation Value in effect on June 30 of such year.

          "LIQUIDITY EVENT" means the effectiveness of a registration statement filed under the 1933 Act covering a Qualified Public Offering.

          "MAJORITY PREFERRED STOCKHOLDERS" means holders of more than fifty percent (50%) of the aggregate number of Preferred Stock then outstanding; provided, however, that Preferred Stock owned by the Corporation, a Subsidiary,
--------  -------
or a Person controlled by the Corporation shall be disregarded and deemed not outstanding for this purpose.

          "NASDAQ" shall have the meaning set forth in Section B.4(c) herein.

          "NON-PREFERRED STOCK" shall have the meaning set forth in Section B.4(d) herein.

          "ORGANIC CHANGE" shall have the meaning set forth in the Purchase Agreement.

          "PERSON" shall mean an individual, partnership, corporation, government or agency or political subdivision or any agency, department or instrumentality thereof.

          "PIK DIVIDEND" has the meaning set forth in Section B.1(a)(i) herein.

          "PREFERRED STOCK" means, generically, the Series A Preferred Stock and the Series B Preferred Stock.

          "PUBLIC OFFERING" means a completed public offering by the Corporation of newly issued shares of Common Stock registered under the 1933 Act.

          "PURCHASE AGREEMENT" means the Stock Purchase Agreement, dated as of May 31, 1995 between Kinetic Systems, Inc., a California corporation, and the Purchaser.

          "PURCHASER" means BT Capital.

          "QUALIFIED PUBLIC OFFERING" means a Public Offering effected pursuant to firm underwriting agreement with an underwriter of recognized national or regional standing approved in writing by the Majority Preferred Stockholders, such approval not to be unreasonably withheld.

          "RECORD DATE" means the date on which a holder of Preferred Stock must officially own shares (i) to receive a dividend, (ii) to vote on any matter,
(iii) to receive any distribution or to receive the Redemption Price, or (iv) to receive notice of certain events, which in each case shall be the first Business Day prior to the date of the event for which a Record Date is determined, unless otherwise required by applicable law or fixed by the Board of Directors.

          "REDEMPTION DATE," as to any share of Preferred Stock, means the date specified in the notice of redemption in the case of a redemption of such share of Preferred Stock pursuant to Section B.3(d) or Section B.3(e); provided,
                                                                 --------
however, that for purposes of Section B.3(d) the Redemption Date shall be the
-------
date (if later) on which the applicable Redemption Price is actually paid to the holder of such share of Preferred Stock or deposited in trust for the benefit of such holder pursuant to Section B.3(g).

          "REDEMPTION EVENT" shall mean the closing date for (i) the sale or other disposition of all or substantially all of the assets of the Corporation,
(ii) any transaction of merger or consolidation which includes the Corporation or any sale of equity securities by the shareholders whereby immediately following the consummation of such transactions, the shareholders of the Corporation before such transactions do not own or control at least a majority of the outstanding equity securities of the surviving corporation, or (iii) the occurrence of a Change in Ownership.

          "REDEMPTION PRICE" as to any share of Preferred Stock means the Liquidation Value of such share of Preferred Stock.

          "REORGANIZATION" means (1) any consolidation or merger of the Corporation with or into any other corporation or other entity, as a result of which the holders of the Common Stock will receive cash, securities of another corporation, property or any combination thereof, for the shares of Common Stock of the Corporation; or (1) a sale or other disposition of all or substantially all of the assets of the Corporation.

          "RESERVED SERIES A COMMON SHARES" shall have the meaning set forth in Section A.3(d) herein.

          "RESERVED SERIES B COMMON SHARES" shall have the meaning set forth in Section B.4(g) herein.

          "RESTATED CERTIFICATE" means this First Amended and Restated Certificate of Incorporation of the Corporation.

          "SECURITIES" means the Preferred Stock and the Common Stock issued or to be issued upon the conversion of the Preferred Stock.

          "SERIES A CONVERSION PRICE" shall have the meaning set forth in Section B.4(a) herein.

          "SERIES B CONVERSION PRICE" shall have the meaning set forth in Section B.4(b) herein.

          "SHAREHOLDERS AGREEMENT" means the Shareholders Agreement, dated as of April 1, 1996 among the Corporation and the holders of the Securities.

          "SHIMMON" means David J. Shimmon.

          "SHIMMON ENTITIES" means Shimmon and any trust created for the benefit of Shimmon, his siblings, ancestors, descendants or spouse.

          "SUBSIDIARY" means each corporation or other entity of which the Corporation owns, directly or indirectly, more than 50% of (i) the stock of any class having power under ordinary circumstance to vote for the election of directors or (ii) the capital or equity, however, named.

          "1933 ACT" means the Securities Act of 1933, as amended and as may be amended from time to time, including the rules and regulations thereunder.

          "1995 COMMON STOCK PER SHARE VALUE" means $8.02.

          6.   COPIES OF DOCUMENTS.  The Corporation shall at all times maintain
               -------------------
at its principal executive office copies of the Purchase Agreement and the Shareholders Agreement referred to herein and shall provide copies thereof to its stockholders upon request and without charge.

          7.  AMENDMENT AND MODIFICATION.
              --------------------------

              (a) No amendment or modification of any provision hereof (or of the percentage of Preferred Stock required to approve such amendment or modification) shall be binding or effective without the affirmative vote, or prior written consent, of the holders of more than 50% of the Preferred Stock, and 66 2/3% of the Series A Common Stock outstanding at the time such change shall be made.

              (b) No amendment or modification of any provision hereof shall extend to or affect any obligation not expressly amended or modified or impair any right consequent thereon. No course of dealing, and no failure to exercise or delay in exercising any right, remedy, power or privilege hereunder shall operate as an amendment or modification of any provision of this Restated Certificate.

     FIVE:  This Corporation is to have perpetual existence.
     ----

     SIX:  Elections of directors need not be by written ballot unless a
     ---
stockholder demands election by written ballot at the meeting and before voting begins.

     SEVEN:  In furtherance and not in limitation of the powers conferred by
     -----
statute, the Board of Directors is expressly authorized to make, alter, amend, or repeal the Bylaws of the Corporation.

     EIGHT:  To the fullest extent permitted by the Delaware General Corporation
     -----
Law as the same exists or as it may hereafter be amended, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article with respect to any matter occurring or any cause of action, suit, or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

     NINE:  Meetings of stockholders may be held within or without the State of
     ----
Delaware, as the Bylaws may provide. The books of this Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this Corporation.

     TEN:  This Corporation reserves the right to amend, alter, change, or
     ---
repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

                         CERTIFICATE OF INCORPORATION

                                      OF

                          KINETIC SYSTEMS GROUP, INC.


     ONE:      The name of this Corporation is Kinetic Systems Group, Inc.
     ---

     TWO:      The address of the Corporation's registered office in the State
     ---
of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THREE:    The purpose of this Corporation is to engage in any lawful act or
     -----
activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOUR:     This Corporation is authorized to issue two classes of stock,
     ----
common stock, par value $.01 per share ("Common Stock"), and preferred stock, par value $.01 per share ("Preferred Stock"), and the total number of authorized shares shall be Thirty-Six Million (36,000,000) shares.

     A.   Common Stock.  The Corporation's Common Stock shall consist of Thirty
          ------------
Million (30,000,000) shares, par value $.01 per share. Twenty Million (20,000,000) shares of Common Stock are hereby designated as "Series A Common Stock" and Ten Million (10,000,000) shares of Common Stock are hereby designated as "Series B Common Stock". The relative rights, preferences, privileges and restrictions on the Series A Common Stock and the Series B Common Stock shall be as set forth below. Except as expressly set forth below, there shall be no difference between shares of Series A Common Stock and Series B Common Stock.

          1.   Dividends and Distributions.  The holders of shares of Common
               ---------------------------
Stock shall be entitled to the payment of dividends when and as declared by the Board of Directors out of funds legally available therefor, after payment of preferential dividends on the Preferred Stock. When and as dividends or other distributions are declared by the Board of Directors on shares of either series of Common Stock, such dividends or other distributions shall be paid in equal amounts per share on all shares of the Series A Common Stock and the Series B Common Stock. Dividends may be in the form of cash, property or Common Stock; provided, however, that dividends in the form of Common Stock shall be payable
--------  -------
on the Series A Common Stock shall be payable on the Series A Common Stock only in shares of Series A Common Stock and dividends in the form of Common Stock on the Series B Common Stock shall be payable only in shares of Series B Common Stock.

          2.   Liquidation, Dissolution or Winding Up.  Subject to the rights of
               --------------------------------------
holders of the Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series A Common Stock and Series B Common Stock (without distinction) shall be entitled, on a pari passu basis, to all remaining assets of the Corporation available for distribution to its stockholders.

          3.   Conversion.
               ----------

               (a)  Mandatory Conversion.  Immediately after
                    --------------------

                    (i) completion of a transaction in which the Corporation sells or otherwise disposes of all or substantially all of its assets; or

                    (ii) the merger of the Corporation with or into any other corporation (other than a wholly owned subsidiary of the Corporation) if as a result of such merger the holders of the Common Stock Equivalents of the Corporation outstanding immediately prior to such transaction, or series of transactions, own less than 50% of the securities of the surviving corporation which have full voting rights;

                    (iii) upon the closing of the issuance and sale of shares of Series A Common Stock by the Corporation in a Qualified Public Offering, or

                    (iv) the ninetieth (90th) day following the date that the Bianco Entities and the Shimmon Entities in the aggregate fail to own of record a majority of the outstanding shares of Series A Common Stock.

each share of outstanding Series B Common Stock will be automatically converted into one share of Series A Common Stock without any notice or authorization by the holder thereof and without the payment of any additional consideration by the holder thereof. Once the shares of Series B Common Stock have been converted to shares of Series A Common Stock as contemplated above, the shares shall not be reconverted to Series B Common Stock, notwithstanding that at some subsequent date the Bianco Entities and Shimmon subsequently reacquire a majority interest of the Corporation's Common Stock Equivalents.

               (b)  Adjustment. If the Corporation shall in any manner subdivide
                    ----------
or combine the outstanding shares of either the Series A Common Stock or the Series B Common Stock, the outstanding shares of the other class will be proportionately subdivided or combined.

               (c)  Optional Conversion. Shares of Series B Common Stock shall
                    -------------------
be convertible into shares of Series A Common Stock at the option of the holder at any time after a Public Offering has occurred.

               (d)  Series A Common Stock Reserved. The Corporation shall at all
                    ------------------------------
times reserve and keep available out of its authorized but unissued Series A Common Stock such number of shares of Series A Common Stock as shall from time to time be sufficient to effect conversion of all shares of Series B Common Stock into shares of Series A Common Stock (the "Reserved Series A Common Shares").

     B.   Preferred Stock.  The Preferred Stock shall consist of Six Million
          ---------------
(6,000,000) shares. Three Million (3,000,000) shares of Preferred Stock are hereby designated as "Series A Preferred Stock" and One Million (1,000,000) shares of Preferred Stock are hereby designated as "Series B Preferred Stock". The rights, preferences, privileges and restrictions and other matters related to the Series A Preferred Stock and the Series B Preferred Stock (which are collectively referred to herein as the "Preferred Shares" and individually as a "Preferred Share") shall be as set forth below. Except as expressly set forth below, there shall be no difference between Series A Preferred Stock and Series B Preferred Stock. The Board of Directors shall, subject to the provisions of Section E.2 hereof have the right to designate one or more additional series of Preferred Stock and to fix and determine the rights, privileges, preferences, restrictions and limitations thereof upon filing a certificate of determination with respect thereto in accordance with applicable law.

          1.   Dividends.
               ---------

               (a)  Dividend Obligation. The holder of each share of Preferred
                    -------------------
Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of assets of the Corporation available for the payment of dividends under the laws of the State of

California, but prior in right of payment to any dividends payable on any Junior Security, dividends at the times and in the amounts provided for in this Section B.1(a), payable as follows:

                    (i) Beginning on the date of issue and continuing each Fiscal Quarter through and including June 30, 1997, the Corporation shall accrue a dividend on the Preferred Stock cumulatively on a daily basis (but compounded on a quarterly basis), and shall pay the dividend on each Dividend Reference Date on each of the Series A Preferred Stock and the Series B Preferred Stock in fully paid and non-assessable whole share, of Series B Preferred Stock at a rate equal to one (1) share of Series B Preferred Stock for each $4.00 of accrued dividend on the Preferred Stock (a "PIK Dividend"). The Corporation shall issue to such holders of Preferred Stock a certificate or certificates representing the number of shares of Series B Preferred Stock to which such holders shall be entitled on each such Dividend Reference Date and cause the same to be mailed to each such holder within five (5) business days after such Dividend Reference Date. Any person or persons entitled to receive such Series B Preferred Stock shall be treated for all purposes as the record holder or holders of such Series B Preferred Stock on such Dividend Reference Date. Upon delivery of the certificate for such Series B Preferred Stock, the amount of dividends so paid shall be deemed to have been paid in full by the Corporation. If a PIK Dividend will result in the issuance to any holder of a fractional share of Series B Preferred Stock, in lieu of issuing such fractional share the Corporation shall round up or down, as appropriate, to the nearest whole share of Series B Preferred Stock.

                    (ii) Beginning July 1, 1997, the Corporation shall pay on each Dividend Reference Date the dividend on the Preferred Stock in cash from Available Funds (a "Cash Dividend"). The Cash Dividends shall be paid on the payment date by wire transfer to each holder of Preferred Stock of record on the Record Date for such dividend, at such holder's address for receipt of such wire transfer if and to the extent known to the Secretary of the Corporation, and if not so known, by deposit in the United States mail of the Corporation's check for the amount thereof, addressed to the holder of record as such address as appears on the Corporation's stockholder records, at least five (5) days prior to the applicable Dividend Reference Date or otherwise transferring funds to such holder in accordance with that holder's reasonable written instructions, in either case so as to be received by such holder on the due date of such dividend.

               (b)  Accrual of Dividends.  Dividends on each share of Preferred
                    --------------------
Stock shall accrue cumulatively on a daily basis at the rate and in the manner prescribed herein from and including the date of issuance of such Preferred Stock to and including the date on which the Redemption Price or Liquidation Value of such Preferred Stock shall have been paid, whether or not such dividends shall have been declared and whether or not there shall be (at the time such dividends accrue or become payable or at any other time) profits, surplus or other funds of the Corporation legally available for the payment of such dividends. For purposes hereof, the date on which the Corporation shall initially issue any Preferred Stock shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Preferred Stock shall be made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Preferred Stock (whether by reason of transfer of such Preferred Stock or for any other reason).

               (c)  Dividend Rate.  Dividends shall accrue cumulatively on a
                    -------------
daily basis at a rate of eight (8%) per annum of the Liquidation Value thereof until June 30, 2002. From and after July 1, 2002, dividends shall accrue cumulatively on a daily basis at the rate of eight and eight-tenths percent (8.8%) per annum of the Liquidation Value thereof, such rate increasing on July 1, 2003, to nine and sixty-eight one hundredths percent (9.68%) per annum, and similarly shall be ten percent (10%) higher on each July 1 thereafter. If the Corporation shall fail to make a dividend payment, dividends shall accrue cumulatively on such basis at the Default Rate continuously thereafter until all dividends then accrued and unpaid and each default payment on the Preferred Stock shall have been paid. Dividends payable pursuant hereto shall begin to accrue on each share of Preferred Stock on its date of issuance and shall be payable on the Dividend Reference Date.

     (d)  DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS.  If at any time the
          -----------------------------------------
Corporation shall pay less than the total amount of dividends then accrued on the Preferred Stock, such payment shall be distributed among the holders of the Preferred Stock in proportion to the respective amounts of unpaid accruals on their Preferred Stock.

     (e)  CERTAIN PAYMENTS RESTRICTED.  Except as authorized by the Purchase
          ---------------------------
Agreement or the Stockholders Agreement, so long as shares of Preferred Stock representing at least 60% of the shares of the number of shares of Preferred Stock issued on the Closing Date shall remain outstanding (or, after June 30, 2002, so long as shares of Preferred Stock representing at least 25% of the number of shares of Preferred Stock issued on the Closing Date remain outstanding): (i) no Junior Security of the Corporation shall be acquired or redeemed by the Corporation; and (ii) no dividend shall be declared or paid, nor shall any distribution be made, upon any Junior Security unless all accrued dividends and required distributions upon or redemptions of the Preferred Stock have been paid or satisfied, provided, that the Corporation shall not be prohibited from (x) declaring or paying any dividend or distribution on any Junior Security if the same is solely paid in Junior Securities, or (y) repurchasing any from any employee of or consultant or adviser to the Corporation if such repurchase, including all material terms, was pursuant to agreements entered into by the Corporation in a manner not prohibited by the Purchase Agreement.

     (f)  DIVIDENDS PAYABLE FROM CERTAIN FUNDS.  Notwithstanding the provisions
          ------------------------------------
of Sections B.1(a), B.1(b), B.1(c) and B.1(d), the Corporation shall not declare or pay or set apart any amount for payment of cash dividends or make any other cash distribution on the Preferred Stock in excess of Available Funds; provided,
                                                                       --------
however, that the failure to pay dividends caused by lack of sufficient
-------
Available Funds shall nevertheless be deemed non-performance by the Corporation for purposes of Section D.1(a)(i) hereof.

     (g)  TIMELY PAYMENT OF DIVIDENDS.  Anything in this Section B.1. to the
          ---------------------------
contrary notwithstanding, dividends payable in cash shall be timely paid if a check of the Corporation in the proper amount is mailed to a holder of Preferred Stock no later than one (1) business day before the Dividend Reference Date and dividends payable in shares of Preferred Stock shall be timely paid if a certificate representing such shares is issued as of the Dividend Reference Date and is mailed to the holder of Preferred Stock within twenty (20) business days of the Dividend Reference Date.

     (h)  EFFECT OF CERTAIN ACTION.  Notwithstanding the provisions of
          ------------------------
subdivision (c) and (e) of this Section B.1. or of Section D.2 of this Article FOUR, no increase in the dividend rate of Liquidation Value, restriction on certain payments or remedies resulting from an Event of Non-Compliance shall be applicable or effective, if (x) the Corporation has Available Funds to redeem the Preferred Stock in full and (y) either (i) such redemption is not approved
                            ---
by the holders of the Preferred Stock (if such approval is required under any provision hereof), (ii) such redemption is prevented by action taken by the Designated Director, or (iii) such redemption is prevented by action taken by BT
                     --
Capital.

   2.  LIQUIDATION.
       -----------

     (a) PREFERENCE.  Upon any liquidation (complete or partial), dissolution
         -----------
or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock shall be entitled before any distribution or payment is made upon any Junior Security of the

Corporation, to be paid out of the assets of the Corporation available for distribution to its stockholders (whether from capital, surplus or earnings) an amount in cash equal to the aggregate Liquidation Value of all Preferred Stock outstanding, and upon payment thereof the holders of the Preferred Stock shall not be entitled to any further payment.

               (b)  Partial Payment. If upon such liquidation, dissolution or
                    ---------------
winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation to be distributed among the holders of the Preferred Stock shall be insufficient to permit payment to the holders of the Preferred Stock of the amount which they are entitled to be paid as aforesaid, then the entire remaining assets of the Corporation shall be distributed to the holders of the Preferred Stock ratably based upon the aggregate Liquidation Value of the Preferred Stock held by them.

               (c)  Remaining Assets. Upon any such liquidation, dissolution or
                    ----------------
winding up of the Corporation, after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining assets of the Corporation shall be distributed ratably to the holders of any Junior Security of the Corporation.

               (d)  Notice; Reorganization. Written notice of any liquidation,
                    ----------------------
dissolution or winding up, or Reorganization stating an anticipated payment date, the amount of the payment, or nature of any consideration to be received or paid to holders of Preferred Stock, and, to the extent then reasonably calculable, to holders of Common Stock, shall be given not less than thirty (30) days prior to the anticipated record date stated therein, to each record holder of Preferred Stock at the address for such record holder shown on the Corporation's records. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

          3.   Redemptions.
               -----------

               (a)  Redemption Price.  For each share of Preferred Stock which
                    ----------------
is to be redeemed by the Corporation pursuant to this Section B.3, the Corporation shall become obligated to the holder of such Preferred Stock on the Redemption Date, regardless of whether the Corporation shall be able or legally permitted to make such payment on the Redemption Date, to pay to such holder the Redemption Price for such share of Preferred Stock; provided, however, that
                                                    --------  -------
nothing herein shall be construed to require any actual payment before such payment can be made without contravening applicable law.

               (b)  Redeemed or Otherwise Acquired Preferred Stock Not to be
                    --------------------------------------------------------
Reissued. Any shares of Preferred Stock redeemed pursuant to this Section B.3 or
--------
otherwise acquired by the Corporation in any manner whatsoever shall not under any circumstances be reissued, sold or transferred by the Corporation.

               (c)  Determination of Number of Each Holder's Preferred Stock to
                    -----------------------------------------------------------
be Redeemed. The number of shares of Preferred Stock to be redeemed from each
-----------
holder thereof in each redemption under this Section B.3 shall be determined by multiplying the total number of shares of Preferred Stock to be redeemed times a fraction, the numberator of which shall be the total number of shares of Preferred Stock then held by such holder and the denominator of which shall be the total number of shares of Preferred Stock then outstanding, rounded if the result is fractional to the largest whole number of shares of Preferred Stock included in the result.

               (d) Optional Redemption.  From and after July 1, 2002, the
                   -------------------
Corporation may from time to time redeem all or any portion of the Preferred Stock then outstanding at the Redemption Price of the Preferred Stock to be redeemed. If such optional redemption is in respect of less than all of Preferred Stock then outstanding, then such redemption shall be made on a pro rata basis among all holders of Preferred Stock.

       (e)   MANDATORY REDEMPTIONS.
             ---------------------

             (i) Unless waived by the Majority Preferred Stockholders, all shares of Preferred Stock shall be redeemed upon the occurrence of a Redemption Event. The Redemption Date for shares to be redeemed under this clause (i) shall be the tenth (10th) Business Day following the occurrence of the Redemption Event.

             (ii) Written notice of (x) any transaction or event which will constitute a Redemption Event upon the passage of time, which is authorized by the Corporation, and the substance and intended date of consummation thereof, shall be given not more than sixty (60) nor less than thirty (30) days prior to the anticipated date of consummation thereof (and unless waived by the Majority Preferred Stockholders, the Corporation shall not consummate any such action which would constitute a Redemption Event, earlier than thirty (30) days following the giving of such notice), and (y) each event which constitutes a Redemption Event without action by the Corporation, shall be given by the Corporation within ten (10) days after the Corporation obtains notice of the facts giving rise to such Redemption Event, to each record holder of Preferred Stock at the address for such record holder shown on the Corporation's records.

       (f)  NOTICE OF REDEMPTION.  Notice of any redemption of Preferred Stock
            --------------------
under Section B.3(d) or B.3(e), specifying the Redemption Date and place of redemption, the Redemption Price and the paragraph pursuant to which such redemption is being made, shall be given to each holder of record of Preferred Stock to be redeemed, at the address for such holder shown on the Corporation's records, not more than sixty (60) nor less than thirty (30) days prior to the Redemption Date. The notice shall also specify the number of shares of Preferred Stock which are to be redeemed from each holder of Preferred Stock. In case fewer than all the shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall be issued to the holder thereof without cost to such holder.

       (g)  DEPOSIT OF REDEMPTION PRICE. If on or before the Redemption Date
            ---------------------------
specified in any notice of redemption of any Preferred Stock the Corporation shall deposit the amount of the Redemption Price thereof with a bank or trust company having an office in the City of Los Angeles, California or the City of New York, New York, designated in such notice of redemption, irrevocably in trust for the benefit of the holder of such Preferred Stock, (i) such shares of Preferred Stock shall be deemed to have been redeemed on the Redemption Date so specified, whether or not the certificate for such Preferred Stock shall be surrendered for redemption and canceled, and (ii) the right of any holder of Preferred Stock to be redeemed to convert such shares as provided in Section B.4 shall expire 5:00 P.M. Pacific Time on the business day immediately prior to such Redemption Date.

       (h)  DIVIDENDS AFTER REDEMPTION DATE.  If moneys sufficient to redeem a
            -------------------------------
share of Preferred Stock shall have been irrevocably deposited in trust for such purpose on the Redemption Date, then dividends with respect to such share of Preferred Stock shall cease to accrue on the Redemption Date and, on such Redemption Date, all rights of the holder of such Preferred Stock as a shareholder of the Corporation by reason of the ownership of such Preferred Stock shall cease, except the right to receive the Redemption Price of such Preferred Stock upon presentation and surrender of the certificate representing such Preferred Stock, and such Preferred Stock shall not after such Redemption Date be deemed to be outstanding.

               (i)  Other Redemptions or Acquisitions. The Corporation shall
                    ---------------------------------
neither redeem nor otherwise acquire any Preferred Stock except as expressly authorized herein.

               (j)  Calculated Dividends Must Be Paid Prior to Any Redemption.
                    ---------------------------------------------------------
The Corporation shall not redeem any Preferred Stock unless all dividends accrued but unpaid on all Preferred Stock outstanding on the Redemption Date have been paid, whether or not such shares of Preferred Stock are being redeemed, and the Corporation shall upon any mandatory redemption cause all of such accrued but unpaid dividends to be paid.

               (k)  Redemption form Certain Funds. Notwithstanding the
                    -----------------------------
provisions of Sections B.3(a) and B.3(d), if at the time of any redemption or redemptions required pursuant to this Section B.3 the aggregate of the Available Funds of the Corporation is insufficient to redeem the entire number of shares of Preferred Stock required under this Section B.3 to be redeemed at such time, such aggregate funds shall be used to redeem the maximum possible number of shares of Preferred Stock pro rata (regardless of whether the holders thereof request to be redeemed), however, that the failure to so redeem caused by lack
                         -------
of sufficient Available Funds shall nevertheless be deemed nonperformance by the Corporation for purposes of Section D.1(a). Thereafter, any additional such funds shall immediately be used by the Corporation to redeem the balance of the Preferred Stock which the Corporation has become obligated to redeem pursuant to this Section B.3(k) but which it has not redeemed, or, in the event any Person other than the Corporation is the surviving or resulting corporation in any Organic Change, such Person shall, upon consummation of such Organic Change, redeem such balance of Preferred Stock (and the Corporation shall so provide in its agreements with such Person relating to such Organic Change).

          4.   Conversion.
               ----------

               The Preferred Stock shall be convertible as follows:

               (a)  Series A Conversion Right.  Each share of Series A Preferred
                    -------------------------
Stock shall be convertible at any time, at the option of the holder thereof, without the payment of any additional consideration by the holder thereof, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into the number of fully paid and nonassessable shares of Series B Common Stock initially determined by dividing $4.00 by the Conversion Price in effect at the time of conversion. Upon the occurrence of a Liquidity Event, each share of Series A Preferred Stock then outstanding shall be automatically converted, without the payment of any additional consideration by the holder thereof, and without any further action by the Corporation into the number of fully paid and nonassessable shares of Class B Common Stock determined by dividing $4.00 by the Series A Conversion Price in effect at the time of conversion. Effective 12:01 A.M. on the first business day following (i) adoption of a resolution by vote or written consent of holders of record of 75% or more of the outstanding Series A Preferred Stock to convert Series A Preferred Stock into shares of Series B Common Stock, or (ii) conversion of a cumulative number of shares of Series A Preferred Stock as equals 75% of the cumulative number of shares of Series A Preferred Stock issued by the Corporation, all then outstanding shares of Series A Preferred Stock shall be converted into shares of Series B Common Stock. The "Series A Conversion Price" shall initially be $4.00 per share, and shall be adjusted and readjusted from time to time as provided in this Section B.4. Certain capitalized terms used elsewhere in this Section B.4 have the meanings specified in Section B.4(d) and Section F.5 of this Article FOUR. If any shares of Series A Preferred Stock are to be redeemed in accordance with Section B.3 of this Article FOUR, the conversion rights of any holder of such shares to be redeemed shall expire at 5:00 P.M. Pacific Time on the business day immediately prior to the apposite Redemption Date if the funds necessary to redeem such shares are deposited in trust as provided in Section B.3(g).

               (b)  Series B Conversion Right. Each share of Series B Preferred
                    -------------------------
Stock shall be convertible at any time, at the option of the holder thereof, without the payment of any additional consideration by the holder thereof, at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into the number of fully paid and non-assessable shares of Series B Common Stock initially determined by dividing an amount equal to $4.00 by the Series B Conversion Price in effect at the time of conversion. Effective 12:01 A.M. on the first business day following (i) adoption of a resolution by vote or written consent of holders of record of 75% or more of the outstanding Series B Preferred Stock to convert Series B Preferred Stock into shares of Series B Common Stock, or (ii) conversion of a cumulative number of shares of series B Preferred Stock as equals 75% of the cumulative number of shares of Series B Preferred Stock issued by the Corporation, all then outstanding shares of Series B Preferred Stock shall be converted into shares of Series B Common Stock. The "Series B Conversion Price" shall initially be the 1995 Common Stock Per Share Value, and shall be adjusted and readjusted from time to time as provided in this Section B.4. If any shares of Series B Preferred Stock are to be redeemed in accordance with Section B.3 of this Article FOUR, the conversion rights of any holder of such shares to be redeemed shall expire at 5:00 P.M. Pacific
Time on the business day immediately prior to the apposite Redemption Date if the funds necessary to redeem such shares are deposited in trust as provided in Section B.3(g).

               (c)  Mechanisms of Conversion. Before any holder of the Preferred
                    ------------------------
Stock shall be entitled to convert the same into Series B Common Stock, such holder shall surrender to the Corporation at the office of the Corporation or of any transfer agent for the Preferred Stock, the certificate or certificates representing such Preferred Stock, accompanied by written notice to the Corporation that such holder elects to convert all or a specified number of such shares and stating therein its name or the name or names of its nominees in which it wishes the certificate or certificates for Series B Common Stock to be issued. Provided such holder has properly elected to convert its Preferred Stock, the holder shall be deemed to have converted such shares of Preferred Stock (and to have become a holder of the shares of Series B Common Stock issuable upon conversion thereof) on the date ("Conversion Date") that the Corporation receives all documents required by this Section B.4(b) to be delivered in order to convert such shares of Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of the Preferred Stock, or to its nominee or nominees, a certificate or certificates representing the number of shares of Series B Common Stock and a check or cash with respect to any fractional interest in a share of Series B Common Stock to which it shall be entitled as aforesaid and, if less than the full number of Preferred Stock evidenced by such surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of Preferred Stock evidenced by such surrendered certificate less the number of such shares being converted. Any conversion made at the election of a holder of the Preferred Stock shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Stock to be converted, and the person or persons entitled to receive the Series B Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Series B Common Stock on such date.

               (d)  Adjustments to Conversion Price for Diluting Issues.
                    ---------------------------------------------------

                    (i)  Stock Dividends, Subdivisions and Combinations. In case
                         ----------------------------------------------
at any time or from time to time after the Closing Date the Corporation shall:

                         (1)  take a record of the holders of its Nonpreferred
Stock (as defined below) for the purpose of entitling them to receive a dividend payable in, or other distribution of, Nonpreferred Stock, or

                         (2)  subdivide its outstanding shares of Nonpreferred
Stock into a larger number of shares of Nonpreferred Stock, or

                         (3)  combine its outstanding shares of Nonpreferred
Stock into a smaller number of shares of Nonpreferred Stock,

then the Series A Conversion Price and the Series B Conversion Price in effect
----
immediately after the happening of any such event shall be proportionately decreased, in case of the happening of events described in subparagraphs (1) or
(2) above, or proportionately increased, in case of the happening of events described in subparagraph (3) above. "Nonpreferred Stock" shall mean the Common Stock and shall also include stock of the Corporation of any other class which is not preferred as to dividends or assets over any other class of stock of the Corporation.

                    (ii)  Certain Other Dividends and Distributions.  In case at
                          -----------------------------------------
any time or from time to time after the Closing Date the Corporation shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive any dividend or other distribution of:

                         (1)  cash (other than a cash distribution made as a
dividend and payable out of earnings or earned surplus legally available for the payment of dividends), or

                         (2)  any evidence of its indebtedness (other than
Convertible Securities, as defined below), any shares of its stock (other than Additional Shares of Nonpreferred Stock, as defined below) or any other securities or property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Nonpreferred Stock), or

                         (3)  any warrants or other rights to subscribe for or
purchase any evidences of its indebtedness (other than Convertible Securities), any shares of its stock (other than Additional Shares of Nonpreferred Stock) or any other securities or property of any nature whatsoever (other than cash and other Convertible Securities or Additional Shares of Nonpreferred Stock).

then each Conversion Price then in effect shall be adjusted to that number
----
determined by multiplying such Conversion Price by a fraction (x) the numerator of which shall be (I) the Current Market Price (as defined below) per share of Common Stock immediately prior to the date of taking such record minus (II) the portion applicable to one share of Common Stock of any such cash so distributable and of the "fair value" of any and all such evidences of indebtedness, shares of stock, other securities or property, or warrants or other subscription or purchase rights, so distributable and (y) the denominator of which shall be the Current Market Price per share of Common Stock immediately prior to the date of taking such record. Such "fair value" of evidences of indebtedness, shares of stock, other securities or property, or warrants other than subscription or purchase rights shall be determined pursuant to the Valuation Procedure. The "Valuation Procedure" is a determination of fair value of any property made in good faith by the Board of Directors; provided, however,
                                                              --------  -------
that if the determination of fair value is not approved by at least 75% of the authorized number of directors and the Designated Director objects to such determination, then the fair value of such property shall be determined in good faith by an appraiser selected by the Board of Directors, which appraiser is not reasonably objected to by the Designated Director. The fees and expenses of such appraiser shall be paid by the Corporation. A reclassification of the Nonpreferred Stock into shares of Nonpreferred Stock and shares of any other class of stock shall be deemed a distribution by the Corporation to the holders of its Nonpreferred Stock of such shares of such other class of stock within the meaning of this Section B.4(d)(ii) and, if the outstanding shares of Nonpreferred Stock shall be changed into a larger or smaller number of shares of Nonpreferred Stock as a part of such reclassification, shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Nonpreferred Stock within the meaning of Section B.4(d)(i). "CONVERTIBLE SECURITIES" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Nonpreferred Stock, either immediately or upon the arrival of a specified date or the happening of a specified event. "CURRENT MARKET PRICE" per share of Common Stock at a date herein specified shall be deemed to be the average of the Closing Prices for ten consecutive Business Days immediately prior to the day in question. "CLOSING PRICES" for each such Business Day shall be (i) if the Common Stock is traded on a national securities exchange, its last sale price on the preceding Business Day on such exchange or, if there was no sale on that day, the last sale price on next preceding Business Day on which there was a sale on such exchange or (ii) if the principal market for the Common Stock is the over-the-counter market, its last sale price reported on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") on the preceding Business Day or, if the Common Stock is an issue for which last sale prices are not reported on NASDAQ, the closing bid quotation on such day (the closing bid quotation for a given day shall be the highest bid quotation as quoted in any of The Wall Street Journal, the National Quotation Bureau pink sheets, quotation sheets of registered marketmakers and, if necessary, dealers telephone quotations), but, in each of the preceding two cases, if the relevant NASDAQ price or quotation did not exist on such day, then the price or quotation on the next preceding Business Day in which there was such a price or quotation. If the Current Market Price per share of Common Stock cannot be ascertained by any of the foregoing methods, the Current Market Price per share of Common Stock shall be determined by the Valuation Procedure.

       (iii)  ISSUANCE OF ADDITIONAL SHARES OF NONPREFERRED STOCK. "ADDITIONAL
              ---------------------------------------------------
SHARES OF NONPREFERRED STOCK" shall mean all shares of Nonpreferred Stock issued by the Corporation after the Closing Date other than the shares of Series B Common Stock issued to a holder of the Preferred Stock upon conversion of the Preferred Stock or upon exercise of warrants or options to purchase Common Stock which have been issued prior to the Closing Date; provided, however, that if the
                                                  --------  -------
Corporation shall at any time or from time to time, in any transaction entered into otherwise than in violation of these Restated Articles, acquire after the Closing Date any Common Stock outstanding on the Closing Date, the issuance of such shares (or a number of shares of Common Stock equal to such number of shares) shall not be "ADDITIONAL SHARES OF NONPREFERRED STOCK." In case at any time or from time to time after the Closing Date, the Corporation shall (except as hereinafter provided) issue, whether in connection with the merger of a corporation into the Corporation or otherwise, any Additional Shares of Nonpreferred Stock for a consideration per share less than the Current Market Price per share of Common Stock on the Computation Date (determined as set forth in the last sentence of this Section B.4(d)(iii)), then each Conversion Price then in effect shall be adjusted to be that number determined by multiplying such Conversion Price as in effect immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Common Stock Equivalents outstanding immediately prior to such issuance, plus the number of shares of Common Stock which the aggregate consideration, if any, for the total number of such Additional Shares of Nonpreferred Stock so issued would purchase at the Current Market Price per share of Common Stock and (y) the denominator of which shall be the number of Common Stock Equivalents outstanding immediately prior to such issuance plus the number of Common Stock Equivalents so issued as a result of such transaction. For purposes of the adjustment provided for in this Section B.4(d)(iii), the numerator and the denominator in (x) and (y) of the immediately preceding sentence shall be computed on the assumption that immediately before and after the issuance of the Additional Shares of Nonpreferred Stock all Convertible Securities and options and warrants to purchase Convertible Securities outstanding on the Closing Date, had been fully exercised or converted or exchanged, as the case may be. The provisions of this Section B.4(d)(iii) shall not apply to any issuance of Additional Shares of Nonpreferred Stock for which an adjustment is provided under Section B.4(d)(i). No adjustment of a Conversion Price shall be made under this Section B.4(d)(iii) upon the issuance of any

Additional Shares of Nonpreferred Stock which are issued (or deemed to be issued) pursuant to the exercise (or grant) of (i) up to 677,650 shares pursuant to options issued under stock option plans in effect on the date of these Restated Articles or adopted hereafter by the Board of Directors (such number to be equitably adjusted in the case of any event described in Section B.4(d)(i) hereof), or (ii) warrants, options or other rights to subscribe for or purchase any Additional Shares of Nonpreferred Stock or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities. If an adjustment in the Conversion Price shall previously have been made upon the issuance of these warrants, options or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant, option or other rights therefor) pursuant to Section B.4(d)(iv) or Section B.4(d)(v). For purposes of this Section B.4(d)(iii), the "Computation Date" shall be the date on which the Corporation shall issue such Additional Shares of Nonpreferred Stock; provided
                                                                      --------
that if the Corporation becomes irrevocably obligated pursuant to an agreement or instrument to issue such Additional Shares of Nonpreferred Stock upon the occurrence of an event not within the Corporation's control, and a period of ninety (90) days or more has elapsed from the date the Corporation first becomes so obligated and such Additional Shares of Nonpreferred Stock have not yet been issued and the Corporation's obligation to issue such shares has not been terminated, then the Computation Date shall be deemed to be the 90th day following the date the Corporation becomes so obligated; however, if no Additional Shares of Nonpreferred Stock are issued thereafter as contemplated in such agreement or instrument, or if fewer such shares are issued than was so contemplated, in each case prior to the Conversion Date, the Conversion Price adjustment shall be rescinded automatically and each Conversion Price shall be readjusted to the Conversion Price that would have been in effect if only the number of Additional Shares of Nonpreferred Stock actually issued pursuant to such agreement or instrument had been issued.

                    (iv)  Distribution of Warrants, Options, Convertible
                          ----------------------------------------------
Securities or Other Rights.  In case at any time or from time to time after the
--------------------------
Closing Date, the Corporation shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any warrants, options or other rights to subscribe for or purchase any Additional Shares of Nonpreferred Stock or any Convertible Securities and the consideration per share for which Additional Shares of Nonpreferred Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities shall be less than the Current Market Price per share of Common Stock on the Computation Date (determined as set forth in the last sentence of this Section B.4(d)(iv)), then each Conversion Price then in effect shall be adjusted as provided in the second sentence of Section B.4(d)(iii). Such adjustment shall be made on the basis that (I) the consideration per share for which such Additional Shares of Nonpreferred Stock may be issued equals the quotient resulting from dividing (x) the maximum number of Additional Shares of Nonpreferred Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities into (y) the minimum consideration received and receivable by the Corporation for all such Additional Shares of Nonpreferred Stock pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities, (II) the maximum number of Additional Shares of Nonprefered Stock issuable pursuant to all such warrants, options or other rights or necessary to effect he conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the Computation Date (determined as set forth in the last sentence of this Section B.4(d)(iv)), and
(III) the aggregate consideration for such maximum number of Additional Shares of Nonpreferred Stock shall be deemed to be the minimum consideration received and receivable by the Corporation for the issuance of such Additional Shares of Nonpreferred Stock pursuant to such warrants, option or other rights or pursuant to the terms of such Convertible Securities.

               For purposes of this Section B.4(d)(iv), the "Computation Date" shall be the earliest of (xx) the date on which the Corporation shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive any such warrants, options or other right, (yy) the date on which the Corporation shall otherwise become irrevocably bound to issue such warrants, options or other rights, and (zz) the date of actual issuance of such warrants, options or other rights; provided, that if the
                                                           --------
Corporation becomes irrevocably obligated pursuant to an agreement or instrument to issue such warrants, options or other rights upon the occurrence of an event not within the Corporation's control, and a period of ninety (90) days or more has elapsed from the date the Corporation first becomes so obligated and such warrants, options or other rights have not yet been issued and the Corporation's obligation to issue such warrants, options or other rights has not been terminated, then the Computation Date shall be deemed to be the 90th day following the date the Corporation becomes so obligated; however, if no warrants, options or other rights are issued thereafter as contemplated in such agreement or instrument, or if fewer such warrants, rights or options are issued than was so contemplated, in each case prior to the Conversion Date, the Conversion Price adjustment shall be rescinded automatically and the Conversion Price shall be readjusted to the Conversion Price that would have been in effect if only the number of warrants, options or other rights actually issued pursuant to such agreement or instrument had been issued.

               (v)  Issuance of Warrants, Options, Convertible Securities or
                    --------------------------------------------------------
Other Rights. In case at any time or from time to time after the Closing Date,
------------
the Corporation shall issue, any warrants, options, or other rights to purchase shares of Non-Preferred Stock, or any Convertible Securities, and the consideration per share for which Additional Shares of Nonpreferred Stock may at any time thereafter be issuable pursuant to the exercise of such warrants, options or other rights or upon conversion of such Convertible Securities shall be less than the Current Market Price per share of Common Stock on the Computation Date (determined as set forth in the last sentence of this Section B.4(d)(v), then each Conversion Price then in effect shall be adjusted as provided in the second sentence of Section B.4(d)(iii). Such adjustment shall be made on the basis that (I) the amount of consideration per share for which such Additional Shares of Nonpreferred Stock may be issued equals the quotient resulting from dividing (x) the maximum number of Additional Shares of Nonpreferred Stock necessary to effect the conversion or exchange of all such warrants, options, rights, or Convertible Securities, into (y) the minimum consideration received and to be receivable, if any, by the Corporation upon issuance of such warrants, options or other rights, or Convertible Securities, and any additional consideration payable upon the exercise, conversion or exchange of all such Convertible Securities, (II) the maximum number of all Additional Shares of Nonpreferred Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the Computation Date (determined as set forth in the last sentence of this Section B.4(d)(v)), and (III) the aggregate consideration for such maximum number of Additional Shares of Nonpreferred Stock shall be deemed to be the minimum consideration received and receivable by the Corporation for the issuance of such warrants, options, rights or Convertible Securities plus the additional consideration, if any, received or receivable for such Additional Shares of Nonpreferred Stock pursuant to the terms of such warrants, options, rights or Convertible Securities.

     For purposes of this Section B.4(d)(v), the "Computation Date" shall be the earliest of (yy) the date on which the Corporation shall become irrevocably bound to issue such warrants, options or other rights to purchase Non-Preferred Stock or Convertible Securities, and (zz) the date of actual issuance of such Preferred Stock, warrants rights, options or Convertible Securities; provided,
                                                                     --------
that if the Corporation becomes irrevocably obligated pursuant to an agreement or instrument to issue such Securities upon the occurrence of an event not within the Corporation's control, and a period of ninety (90) days or more has elapsed from the date the Corporation first becomes so obligated and such warrants, options, rights or Convertible Securities have not yet been issued and the Corporation's obligation to issue such warrants, options, rights or Convertible Securities has not been terminated, then the Computation Date shall be deemed to be the 90th day following the date the Corporation becomes so obligated; however, if no warrants, options, rights or Convertible Securities are issued thereafter as contemplated in such agreement or instrument, or if fewer such securities are issued than was so contemplated, in each case prior to the Conversion Date, the Conversion Price adjustment shall be rescinded automatically and the Conversion Price shall be readjusted to the Conversion Price that would have been in effect if only the number of warrants, options, rights or Convertible Securities actually issued pursuant to such agreement or instrument had been issued. For purposes of this Section B.4(d)(v), (A) any warrants, options, rights or Convertible Securities originally issued to Silicon Valley Bank shall be deemed issued on the day following the Closing Date, (B) the Current Market Price per share of Common Stock on the date of issuance of such securities shall be $4.00, and (C) the Computation Date for such issuance shall be the day following the Closing Date. No adjustment of a Conversion Price shall be made under this Section B.4(d)(v) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section B.4(d)(iv).


       (vi)   Superseding Adjustment of Conversion Price.  If at any time after
              ------------------------------------------
any adjustment of the Conversion Price shall have been made pursuant to Section B.4(d)(iv) or Section B.4(d)(v) on the basis of the issuance of warrants or other rights or the issuance of other Convertible Securities, or after any new adjustment of the Conversion Price shall have been made pursuant to this section,

              (1) such warrants, options or rights or the right of conversion or exchange in such other Convertible Securities shall expire, and a portion of such warrants, options or rights, or the right of conversion or exchange in respect of a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

               (2) the consideration per share, for which Additional Shares of Nonpreferred Stock are issuable pursuant to such warrants or rights or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specifed event.

then such previous adjustment shall be rescinded and annulled and the
----
Additional Shares of Nonpreferred Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such warrants, rights or options or other Convertible Securities on the basis of:


             (A) treating the number of Additional Shares of Nonpreferred Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such warrants, options or rights or such right of conversion or exchange, as having been issued on the date or dates of such issuance was determined for purposes of such previous adjustment and for the consideration actually received therefor, and

              (B) treating any such warrants, options or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share of such Additional Shares of Nonpreferred Stock issuable under such warrants or rights or other Convertible Securities.

and, if and to the extent called for by the foregoing provisions of this Section B.4(d) on the basis aforesaid, a new adjustment of the Conversion Price shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

       (vii)   Other Provisions Applicable to Adustments Under This Section.
               ------------------------------------------------------------
The following provisions shall be applicable to the making of adjustments of the Conversion Price hereinbefore provided for in this Section B.4(d):

                         (1)  Treasury Stock.  Subject to the proviso in the
                              --------------
first sentence of Section B.4(d)(iii), the sale or other disposition of any issued shares of Nonpreferred Stock owned or held by or for the account of the Corporation shall be deemed an issuance thereof for purposes of this Section B.4(d).

                         (2)  Computation of Consideration. To the extent that
                              ----------------------------
any Additional Shares of Nonpreferred Stock or any Convertible Securities or any warrants, options, or other rights to subscribe for or purchase any Additional Shares of Nonpreferred Stock or any Convertible Securities shall be issued solely for cash consideration, the consideration received by the Corporation therefor shall be deemed to be the amount of cash received by the Corporation therefor, without reduction for expenses, commissions or discounts paid or incurred by the Corporation in connection with such transaction, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends. To the extent that such issuance shall be for a consideration other than solely for cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined pursuant to the Valuation Procedure. The consideration for any Additional Shares of Nonpreferred Stock issued pursuant to any warrants, options or other rights to subscribe for or purchase the same shall be the consideration received or receivable by the Corporation upon the exercise of such warrants, options or other rights, plus the additional consideration payable to the Corporation for issuing such warrants, options or other rights. The consideration for any Additional Shares of Nonpreferred Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received or receivable by the Corporation for issuing any warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Corporation in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Corporation upon the exercise of the right of conversion or exchange in such Convertible Securities.

                         (3)  When Adjustments to be made. The adjustments
                              ---------------------------
required by the preceding subsections of this Section B.4(d) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Conversion Price that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of the Nonpreferred Stock, as provided for in Section B.4.(d)(i)) unless and until such adjustment, either by itself or with other adjustments not previously made, adds or subtracts at least one-tenth of one percent (.001) to the Conversion Price, as determined in good faith by the Board of Directors of the Corporation. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section B.4(d) and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. All calculations made under this subsection shall be made to the nearest one hundredths of one cent.

                         (4)  Fractional Interests.  In computing adjustments
                              --------------------
under this Section B.4(d), fractional interests in Nonpreferred Stock shall be taken into account to the nearest one-thousandth of a share.

                         (5)  When Adjustment Not Required.  If the Corporation
                              ----------------------------
shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof to shareholders, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then (A) thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled or (B) in the event that such adjustments cannot be rescinded or annulled as a result of the conversion of the Preferred Stock after the taking of such record occurs, in lieu of such rescission or annulment of the adjustment, the Corporation shall have the option to purchase the number of shares of Common Stock from each former holder of Preferred Stock who had converted after such record date equal to the difference between (x) the number of shares of Common Stock which such holder had received upon conversion after such record date and (y) the number of shares of Common Stock which such holder would have received on conversion had such adjustment been annulled or rescinded prior to conversion. The purchase price per share of such Common Stock shall be the Fair Market Value per share.

          (e)  No Impairment.  Other than in connection with an amendment of
               -------------
the Restated Articles approved by holders of the requisite number of shares (including holders of the Preferred Stock), the Corporation will not through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section B.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment; provided, however, that
                                                   --------  -------
nothing in this Section B.4(e) shall prevent the Corporation from effecting any Reorganization or taking any action that is either (i) approved by the holders of Preferred Stock as required by these Restated Articles, or (ii) not expressly prohibited by these Restated Articles and is approved in good faith by the Board of Directors of the Corporation provided that other consequences of a Reorganization shall nonetheless be effective. Without limiting the generality of the foregoing, the Corporation (x) will not permit the par value of any shares of stock at the time receivable upon the conversion of the Preferred Stock to exceed the Conversion Price then in effect, (y) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issued fully paid nonassessable shares of stock on the conversion of the Preferred Stock, and (z) will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Series B Common Stock issuable after the action upon the conversion of all the Preferred Stock will exceed the total number of shares of Series B Common Stock then authorized by the Restated Articles and available for the purpose of issue upon such conversion.

          (f)  Certificate as to Adjustments.  Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section B.4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Corporation for any Additional Shares of Nonpreferred Stock issued or sold or deemed to have been issued, (ii) the number of shares of Nonpreferred Stock then outstanding or deemed to be outstanding, and (iii) the Conversion Price in effect immediately prior to such issue or sale and as adjusted and readjusted on account thereof, showing how it was calculated. The Corporation shall, as promptly as practicable following its receipt of the written request, but in any event within five Business Days after receipt of such written request, of any holder of the Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (aa) the Conversion Price at the time in effect, showing how it was calculated and (bb) the number of shares of Series B Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock.

          (g)  Notices of Record Date.  In the event of any taking by the
               ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of the Preferred Stock at least ten days prior to the Record Date (unless a shorter period is consented to by the Designated Director), a notice specifying the Record Date and the purpose of such Record Date.

               (h)  Series B Common Stock Reserved.  The Corporation shall at
                    ------------------------------
all times reserve and keep available out of its authorized but unissued Series B Common Stock such number of shares of Series B Common Stock as shall from time to time be sufficient to effect conversion of all shares of Preferred Stock into shares of Series B Common Stock (the "Reserved Series B Common Shares").

     C.   Directors and Voting Rights.
          ---------------------------

          1.   Number of Directors.  The Board of Directors shall consist of
               -------------------
five (5) directors. Of the directors four (4) shall be designated as the "Common Directors" and one (1) shall be designated as the "Designated Director."

          2.   Election of Directors.  Except as may otherwise be provided in
               ---------------------
Section D.2 hereof or by law, so long as shares of Preferred Stock equal to not less than 60% of the number of shares of Preferred Stock issued on the Closing Date are outstanding, directors shall be elected as follows:

               (a)  Common Directors.  The holders of the Series A Common Stock,
                    ----------------
voting as a single class and to the exclusion of the holders of the Series B Common Stock and Preferred Stock, shall have the right to elect the common Directors. Only the holders of shares of Series A Common Stock shall have the right to elect the Common Directors. Only the holders of shares of Series A Common Stock shall have the right to remove the Common Directors or to fill a vacancy caused by resignation, removal or death of a Common Director.

               (b)  Designated Director.  The holders of the Preferred Stock,
                    -------------------
voting as a single class and to the exclusion of the holders of the Common Stock, shall have the right to elect the Designated Director. Only the holders of shares of Preferred Stock shall have the right to remove a Designated Director or to fill a vacancy caused by the resignation, removal or death of a Designated Director.

               (c) The holders of Series B Common Stock will have no right to vote for the election of directors.

          3.   Number of Votes.  When voting on questions other than the
               ---------------
election or removal of directors:

               (a)  Series A Common Stock.  Each holder of shares of Series A
                    ---------------------
Common Stock shall be entitled to a number of votes equal to the number of shares of Series A Common Stock held by such holder.

               (b)  Series B Common Stock.  The holders of Series B Common Stock
                    ---------------------
shall not, by virtue of ownership of such Series B Common Stock, possess any voting power, except as otherwise required herein or by the provisions of applicable law, in which event each holder of shares of Series B Common Stock shall be entitled to a number of votes equal to the number of shares of Series B Common Stock held by such holder.

               (c)  Preferred Stock.  The holders of Preferred Stock shall not
                    ---------------
by virtue of ownership of such Preferred Stock possess any voting power, except as otherwise required herein or by the provisions of applicable law. In the event any vote of holders of Preferred Stock shall be taken for any purpose, each share of Preferred Stock shall, have one (1) vote per share.

      D.  EVENTS OF NONCOMPLIANCE.
          ------------------------

          1.  DEFINITION.
              ----------

              (a) An Event of Noncompliance shall be deemed to have occurred if;

                   (i) the Corporation fails to pay on their respective Dividend Reference Dates, and there remains unpaid at any one time, two dividend payments, whether or not consecutive, with respect to the Preferred Stock:

                   (ii) the Corporation fails for any reason to redeem Preferred Stock as and when required pursuant to any paragraph of Section B.3; or

                   (iii) upon written notice given to the Corporation by the Majority Preferred Stockholders after occurrence of (x) an Event of Default under the Purchase Agreement, or (y) a violation of Section E of this Article FOUR.

              (b) The existence or continuation of any Event of Noncompliance shall be irrespective of whether such event or the underlying facts shall have come about voluntarily or involuntarily or shall be beyond the Corporation's control or shall have come about or been effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, or because of Sections B.1(g) or B.3(e) hereof.


          2.   CONSEQUENCES OF EVENTS OF NONCOMPLIANCE.
               ---------------------------------------

               (a) If and whenever any Event of Noncompliance shall occur, then and thereafter the holders of the Preferred Stock, until divested of such right as hereinafter provided, shall be entitled, voting as a single class with each share entitled to one vote, at a meeting called pursuant to Section D.2(d) hereof, to elect the smallest number of directors which shall constitute a majority of the authorized number of directors of the Corporation, and the holders of Series A Common Stock, voting as a single class, shall be entitled to elect the remaining members of the Board of Directors. Upon the election by the holders of Preferred Stock of a majority of the directors, the terms of office of all persons who were theretofore directors of the Corporation shall forthwith terminate, whether or not the holders of the Series A Common Stock shall then have elected the remaining directors of the Corporation.

               (b) Any director elected by the holders of the Preferred Stock voting as a class under this Section D.2 may be removed and any vacancy on the Board of Directors created by such removal or by the death, resignation or inability to serve of any such director may be filled by the vote or written consent of the holders of the Preferred Stock; and any such vacancy created otherwise than by removal may be filled by a majority of the remaining directors so elected.

               (c) At such time as all Events of Noncompliance are cured or eliminated and written notice thereof is given to such directors and the holders of the Preferred Stock, the holders of the Preferred Stock shall be divested of the voting rights specified in this Section D.2 with respect to such cured or eliminated Events of Noncompliance. These voting rights shall again accrue to the holders of Preferred Stock as and when provided in this Section D.2. Upon the termination of any such voting rights as hereinabove provided, the Board of Directors shall call a special meeting of the shareholders at which all directors will be elected, and the terms of office of all persons who are then directors of the Corporation shall terminate immediately upon the election of their successors.

          (d) At any time when such special voting power shall be vested in the holders of the Preferred Stock as provided in this Section D.2, a proper officer of the Corporation shall, upon the written request of the holders of record of a majority of the outstanding shares of Preferred Stock addressed to the Secretary of the Corporation, call a special meeting of the shareholders. Such meeting shall be held at the earliest practicable date at the principal office of the Corporation, as shall be designated by such officer and specified in the notice of such meeting. At any such meeting, or at any other meeting held while the holders of the Preferred Stock have the voting power described in this Section D.2, unless otherwise provided by law, the holders of a majority of the Preferred Stock, present in person or by proxy, shall be sufficient to constitute a quorum for the election of directors as herein provided. At such meeting, or, if no such special meeting shall have been called, then at the next annual meeting of the shareholders, the holders of Preferred Stock shall be entitled to elect the smallest number of directors which shall constitute a majority of the directors of the Corporation, and the holders of the Common Stock shall be entitled to elect the remaining members of the Board of Directors. If such meeting shall not be called by a proper officer of the Corporation within 20 days after personal service of said written request upon the Secretary of the Corporation or within 20 days after mailing the same within the United States of America, by certified mail addressed to the Secretary of the Corporation at its principal office, then the holders of record of a majority of the outstanding shares of Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders and shall be held at the principal office of the Corporation. Any holder of Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing a meeting of shareholders to be called pursuant to these provisions.

     E.  Special Approval Rights.
         -----------------------

     The Corporation covenants and agrees that, so long as a number of shares of Preferred Stock equal to not less than 60% of the number of shares of Preferred Stock issued on the Closing Date are outstanding (or, after June 30, 2002, so long as shares of Preferred Stock representing at least 25% of the number of shares of Preferred Stock issued on the Closing Date remain outstanding), unless prior thereto, or concurrently therewith, the Corporation shall have irrevocably exercised its right to redeem all Preferred Stock pursuant to Section B.3(d) by giving notice pursuant to Section B.3(f), or the Majority Preferred Stockholders shall otherwise consent in writing, it will not:

     1.  Restricted Payments.  Declare or pay dividends upon any capital stock
         -------------------
now or hereafter outstanding or return any capital to any of its shareholders or make any other distribution, payment or delivery of property or cash to such shareholders in their capacities as such, or redeem, retire, purchase or acquire, directly or indirectly, any shares of its stock now or hereafter outstanding, except (i) the Corporation may pay PIK Dividends and Cash Dividends on the Preferred Stock in accordance with the Restated Articles and the Stockholders Agreement, and (ii) the Corporation may redeem or repurchase shares of its capital stock pursuant to this Restated Certificate, or as permitted by the Stockholders Agreement.

     2.  Issuance of Certain Stock.  Enter into any agreement, other than the
         -------------------------
Purchase Agreement, the Shareholders Agreement or the Employee Stock Option Plan, restricting in any manner the sale or transfer of the Corporation's or any Subsidiary's stock of any class; or authorize or issue any additional shares of stock of any class, or series which is senior to, or pari passu with, the Series A Preferred Stock or the Series B Preferred Stock with respect to the right to receive dividends, to receive liquidation preferences or with respect to the amount payable upon redemption, except shares of Series B Preferred Stock issued as PIK Dividends on shares of Series A Preferred Stock or Series B Preferred Stock.

     3.  Changes in Charter Documents.  Amend or modify at any time this
         ----------------------------
Restated Articles from the form thereof in effect immediately following the Closing Date if such amendment affects the rights of the holders of the Preferred Stock of any series.

     4.  Organic Change; Public Offering.  Enter into any contract, agreement,
         -------------------------------
partnership, or joint venture or in any other manner commit the Corporation to engage in any transaction which would constitute an Organic Change, or effectuate a Public Offering other than a Qualified Public Offering.

     F.  General.
         -------

     1.  Non-Assessable Shares.  The Preferred Stock and the Common Stock shall
         ---------------------
be non-assessable shares.

     2.  Closing of Books.  The Corporation will not close its books against the
         ----------------
transfer of any Preferred Stock or Common Stock, except in connection with a Record Date.

     3.  Registration of Transfer.  The Corporation shall keep at its principal
         ------------------------
office (or such other place as the Corporation reasonably designates) a register for the registration of Preferred Stock and Common Stock. Upon the surrender of any certificate representing Preferred Stock or Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Preferred Stock or Common Stock, as the case may be, represented by the surrendered certificate (and the Corporation forthwith shall cancel such surrendered certificate), subject to the requirements of applicable securities laws and receipt by the Corporation of an opinion of counsel for such holder, which opinion of counsel shall be reasonably satisfactory to the Corporation and its counsel, addressed to the Corporation stating that any sale, transfer, assignment or hypothecation to be effected or registered by the issuance of such new certificate or certificates is exempt from or made in accordance with the registration and prospectus delivery requirements of the 1933 Act and exempt from or made in accordance with the qualification or registration requirements of all applicable state securities laws; such opinion shall state that it may be relied upon by the Corporation's transfer agent and counsel. Each such new certificate shall be registered in such name and shall represent such number of shares of Preferred Stock or Common Stock as shall be requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate; and dividends shall be calculated cumulatively on a daily basis on the Preferred Stock represented by such new certificate from the date of issuance or, if later, the date to which dividends have been fully paid on the Preferred Stock represented by such surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance; provided, however, that the Corporation shall not
                               --------  -------
be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the surrendered certificate.

     4.  Replacement.  Upon receipt of evidence reasonably satisfactory to the
         -----------
Corporation (an affidavit of the registered holder, without bond, shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more Preferred Stock or Common Stock and, in the case of loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the registered holder is a financial institution, its own agreement of indemnity shall be satisfactory), or, in the case of mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock or Common Stock, as the case may be, represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, on which dividends shall be calculated cumulatively on a daily basis from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate at the rate and in the manner applicable to such certificate.

          5.   Definitions.  The following terms shall have the following
               -----------
meanings, which meanings shall be equally applicable to the singular and plural forms of such terms:

          "Additional Shares of Non-Preferred Stock" shall have the meaning set forth in Section B.4(d) herein.

          "Affiliate" means, with respect to the Corporation, any Person (other than a Purchaser) which directly or indirectly controls, is controlled by, or is under common control with the Corporation.

          "Authorized Officer" means the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Secretary of the Corporation.

          "Available Funds" means the amount (i) for the purposes of Section B.1 hereof, permitted to be paid as dividends on the Preferred Stock under the California Corporations Code, and (ii) for the purposes of Section B.3 hereof, legally available for the redemption of the Preferred Stock under such law.

          "Bianco Entities" means William A. Bianco, Jr., Marie R. Bianco, The Bianco Family 1991 Trust dated February 1, 1991, or any other trust created by The Bianco Family 1991 Trust dated February 1, 1991 for the benefit of William
A. Bianco Jr. and/or Marie R. Bianco.

          "BT Capital" means BT Capital Partners, Inc., a Delaware corporation.

          "Business Day" means any day which is not on Saturday or Sunday or a day on which banks are required or permitted to close under the laws of the State of California.

          "Cash Dividend" means the cash dividend of the Preferred Stock.

          "Change in Ownership" shall have the meaning set forth in the Purchase Agreement.

          "Closing Date" means the date of the closing under the Purchase Agreement, which is expected to take place in June, 1995.

          "Closing Prices" shall have the meaning set forth in Section B.4(d) herein.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Directors" shall have the meaning set forth in Section C.1 herein.

          "Common Stock" means either the Series A Common Stock, or the Series B Common Stock, of the Corporation.

          "Common Stock Equivalents" shall have the meaning set forth in the Purchase Agreement.

          "Computation Date" shall have the meanings set forth in Section B.4(c) herein.

          "Consolidated" and "consolidated," when used in reference to any amount, means such amount determined on a consolidated or combined basis, as the case may be, in accordance with GAAP, after the elimination of intercompany items.

          "Control," "controlled by" or "under common control with" means direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise).

          "Conversion Date" shall have the meanings set forth in Section B.4(b) herein.

          "Conversion Price" shall mean, as applicable, the Series A Conversion Price and/or the Series B Conversion Price.

          "Convertible Securities" shall have the meaning set forth in Section B.4(d) herein.

          "Corporation" means Kinetic Systems Group, Inc., a California corporation.

          "Current Market Price" shall have the meaning set forth in Section B.4(d) herein.

          "Default Rate" means for the period commencing on the date following the Dividend Reference Date for any missed dividend and until the first anniversary date of such Dividend Reference Date, one percent (1%) per annum above the then applicable Dividend Rate; and thereafter an additional one percent (1%) per annum commencing on each subsequent anniversary date of such Dividend Reference Date.

          "Designated Director" shall mean the director designated and elected by the holders of the Preferred Stock.

          "Dividend Rate" means the applicable rate of dividends payable on the Preferred Stock as specified in Section B.1(c).

          "Dividend Reference Dates" means June 30, 1995 and each September 30, December 31, March 31 and June 30 thereafter (or, if any such date is not a Business Day, then the immediately preceding Business Day) on which dividends are to be paid on Preferred Stock.

          "Employee Stock Option Plan" shall have the meaning set forth in the Purchase Agreement.

          "Event of Default" shall have the meaning set forth in the Purchase Agreement.

          "Executive Officer" shall have the meaning set forth in the Purchase Agreement.

          "Event of Noncompliance" means any of the events listed in Section D.1 hereof.

          "Fiscal Quarter" means a fiscal quarter of the Corporation ending on or about the last day of each of March 31, June 30, September 30 and December 31 of each year.

     "GAAP" means generally accepted accounting principles in the United States, as in effect on the date of determination consistently applied.

     "Junior Security" means any equity security of any kind which the Corporation shall at any time issue or be authorized to issue other than the Preferred Stock, including, without limitation, the Common Stock.

     "Liquidation Value" of any share of Preferred Stock as of any particular date means $4.00 per share, plus, (x) in each case any dividends (calculated
                            ----
pursuant to Section B.1(c)) accrued with respect to such share of Preferred Stock which have not been paid on or before the date of determination and, in the event of any liquidation, dissolution or winding up of the Corporation or the redemption of any share of Preferred Stock, unpaid dividends on such share of Preferred Stock to the payment date under Section B.2, or to the Redemption Date, as the case may be, calculated cumulatively on a daily basis from the next preceding Dividend Reference Date to the close of business on such payment date or Redemption Date, and plus (y) subject to Section B.1(h) hereof, from and after July 1, 2002, an amount equal to ten percent (10%) of the Liquidation Value in effect on June 30 of such year, and plus (z) subject to Section B.1(h) hereof, on each July 1 thereafter, commencing July 1, 2003, an additional ten percent (10%) per annum of Liquidation Value in effect on June 30 of such year.

     "Liquidity Event" means the effectiveness of a registration statement filed under the 1933 Act covering a Qualified Public Offering.

     "Majority Preferred Stockholders" means holders of more than fifty percent (50%) of the aggregate number of Preferred Stock then outstanding; provided,
                                                                   --------
however, that Preferred Stock owned by the Corporation, a Subsidiary, or a
-------
Person controlled by the Corporation shall be disregarded and deemed not outstanding for this purpose.

     "NASDAQ" shall have the meaning set forth in Section B.4(c) herein.

     "Non-Preferred Stock" shall have the meaning set forth in Section B.4(d) herein.

     "Organic Change" shall have the meaning set forth in the Purchase
Agreement.


     "Person" shall mean an individual, partnership, corporation, government or agency or political subdivision or any agency, department or instrumentality thereof.

     "PIK Dividend" has the meaning set forth in Section B.1(a)(i) herein.

     "Preferred Stock" means, generically, the Series A Preferred Stock and the Series B Preferred Stock.

     "Public Offering" means a completed public offering by the Corporation of newly issued shares of Common Stock registered under the 1933 Act.

     "Purchase Agreement" means the Stock Purchase Agreement, dated as of May 31, 1994 between the Corporation and the Purchaser.

     "Purchaser" means BT Capital.

     "Qualified Public Offering" means a Public Offering effected pursuant to firm underwriting agreement with an underwriter of recognized national or regional standing approved in writing by the Majority Preferred Stockholders, such approval not to be unreasonably withheld.

          "Record Date" means the date on which a holder of Preferred Stock must officially own shares (i) to receive a dividend, (ii) to vote on any matter,
(iii) to receive any distribution or to receive the Redemption Price, or (iv) to receive notice of certain events, which in each case shall be the first Business Day prior to the date of the event for which a Record Date is determined, unless otherwise required by applicable law or fixed by the Board of Directors.

          "Redemption Date," as to any share of Preferred Stock, means the date specified in the notice of redemption in the case of a redemption of such share of Preferred Stock pursuant to Section B.3(d) or Section B.3(e); provided,
                                                                 --------
however, that for purposes of Section B.3(d) the Redemption Date shall be the
-------
date (if later) on which the applicable Redemption Price is actually paid to the holder of such share of Preferred Stock or deposited in trust for the benefit of such holder pursuant to Section B.3(g).

          "Redemption Event" shall mean the closing date for (i) the sale or other disposition of all or substantially all of the assets of the Corporation,
(ii) any transaction of merger or consolidation which includes the Corporation or any sale of equity securities by the shareholders whereby immediately following the consummation of such transactions, the shareholders of the Corporation before such transactions do not own or control at least a majority of the outstanding equity securities of the surviving corporation, or (iii) the occurrence of a Change in Ownership.

          "Redemption Price" as to any share of Preferred Stock means the Liquidation Value of such share of Preferred Stock.

          "Reorganization" means (1) any consolidation or merger of the Corporation with or into any other corporation or other entity, as a result of which the holders of the Common Stock will receive cash, securities of another corporation, property or any combination thereof, for the shares of Common Stock of the Corporation; or (1) a sale or other disposition of all or substantially all of the assets of the Corporation.

          "Reserved Series A Common Shares" shall have the meaning set forth in Section A.3(d) herein.

          "Reserved Series B Common Shares" shall have the meaning set forth in Section B.4(g) herein.

          "Restated Articles" means these Amended and Restated Articles of Incorporation of the Corporation.

          "Securities" means the Preferred Stock and the Common Stock issued or to be issued upon the conversion of the Preferred Stock.

          "Series A Conversion Price" shall have the meaning set forth in Section B.4(a) herein.

          "Section B Conversion Price" shall have the meaning set forth in Section B.4(b) herein.

          "Shareholders Agreement" means the Shareholders Agreement, dated as of May 31, 1995 among the Corporation and the holders of the Securities.

          "Shimmon" means David J. Shimmon.

          "Shimmon Entities" means Shimmon and any trust created for the benefit of Shimmon, his siblings, ancestors, descendants or spouse.

          "Subsidiary" means each corporation or other entity of which the Corporation owns, directly or indirectly, more than 50% of (i) the stock of any class having power under ordinary circumstance to vote for the election of directors or (ii) the capital or equity, however named.

          "1933 Act" means the Securities Act of 1933, as amended and as may be amended from time to time, including the rules and regulations thereunder.

          "1995 Common Stock Per Share Value" means the sum, expressed in dollars, derived by dividing (a) the Enterprise Value (determined as set forth below) of the Corporation as of September 30, 1995, by (b) the number of Common Stock Equivalents determined as of March 31, 1995 (adjusted to give effect to the 100:1 stock split effected by these Restated Articles). The Corporation's Enterprise Value shall be a sum equal to the difference between (i) 6.6 times the Corporation's earnings before interest and income taxes during its year ended September 30, 1995 and (ii) the excess of (x) the Corporation's average outstanding consolidated and combined indebtedness for borrowed money or for the deferred purchase price of fixed or other assets, including all capitalized lease obligations, during the 12 months ending September 30, 1995 over (y) $3,000,000.

          6.   Copies of Documents.  The Corporation shall at all times
               -------------------
maintain at its principal executive office copies of the Purchase Agreement and the Stockholders Agreement referred to herein and shall provide copies thereof to its stockholders upon request and without charge.

          7.   Amendment and Modification.
               --------------------------

               (a) No amendment or modification of any provision hereof (or of the percentage of Preferred Stock required to approve such amendment or modification) shall be binding or effective without the affirmative vote, or prior written consent, of the holders of more than 50% of the Preferred Stock, and 80% of the Series A Common Stock outstanding at the time such change shall be made.

               (b) No amendment or modification of any provision hereof shall extend to or affect any obligation not expressly amended or modified or impair any right consequent thereon. No course of dealing and no failure to exercise or delay in exercising any right, remedy, power or privilege hereunder shall operate as an amendment or modification of any provision of this Restated Certificate.

     FIVE:     The name and mailing address of the incorporator is William A.
     ----
Bianco, Jr. Kinetic System Group, Inc., 3080 Raymond Street, California 95054.

     SIX:      This Corporation is to have perpetual existence.
     ---

     SEVEN:    Elections of directors need not be by written ballot unless a
     -----
stockholder demands election by written ballot at the meeting and before voting begins.

     EIGHT:    In furtherance and not in limitation of the powers conferred by
     -----
statute, the Board of Directors is expressly authorized to make, alter, amend, or repeal the Bylaws of the Corporation.

     NINE:     To the fullest extent permitted by the Delaware General
     ----
Corporation Law as the same exists or as it may hereafter be amended, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article with respect to any matter occurring or any cause of action, suit, or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

     TEN:  Meetings of stockholders may be held within or without the State of
     ---
Delaware, as the Bylaws may provide. The books of this Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside of the State of Delaware as such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this Corporation.

     ELEVEN:   This Corporation reserves the right to amend, alter, change, or
     ------
repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.


     I, the undersigned, being the incorporator hereinbefore named, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying, under penalties of perjury, that this is my act and deed and the facts therein stated are true, and accordingly have hereunto set my hand this 20th day of February, 1996.

                                                   /s/ William A. Bianco, Jr.
                                            ------------------------------------
                                            William A. Bianco, Jr., Incorporator